UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Soliciting Material under §240.14a-12

ProPetro Holding Corp.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PROPETRO

NOTICE OF ANNUAL MEETING & PROXY STATEMENT | 2024

2023 AT A GLANCE
1	Bolt-on acquisition to support growth of our cementing division

2	First Two FORCESM Electric Fleets Deployed Under Committed Customer Agreements

7	Tier IV Dynamic Gas Blending (“DGB”) Fleets Deployed

1	Published Inaugural ProPetro ProEnergy ProPeople Sustainability Report

OPTIMIZE AND INDUSTRIALIZE
CAPITAL LIGHT ASSET TRANSITION
STRATEGIC EXECUTION

ProPetro Holding Corp. (NYSE) is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources.
The Company was founded in 2005. In 2010, management strategically focused the Company’s efforts on establishing a best-in-class hydraulic fracturing platform targeting the Permian Basin. In 2017, we consummated the initial public offering of shares of our common stock. Our fleet has been designed to handle the highest-intensity, most complex hydraulic fracturing jobs.
By successfully serving some of the largest and most demanding public and private E&P operating companies, we have established ourselves as a premium completion services company.

UNIQUELY POSITIONED FOR SUCCESS

Permian Focus	Blue Chip Customers	Superior Performance	Sustainable Future
Positioned in a low-cost basin with sector-leading operating scale	Large drilling inventories and sizeable rig programs	Consistently outperforming the competition on location and serving as an efficient completions partner	Investing in lower emissions equipment to reduce our carbon footprint

Capital Discipline	Safety Culture	Technology	Social & Governance
Strong balance sheet; disciplined capital allocation and asset deployment	Full year 2023 Total Recordable Incident Rate of 0.68	Focused on technological improvements to optimize our performance	Continued investment in our community and commitment to strong governance

ProPetro Holding Corp. 303 W. Wall Street, Suite 102 Midland, Texas 79701
Message from Our Chief Executive Officer

SAMUEL D. SLEDGE
Chief Executive Officer and Director
Dear Stockholders,
2023 was a year of challenges and opportunities. Thanks to the hard work of our team throughout 2023, we improved profitability, executed a disciplined approach to asset deployment, successfully pursued accretive growth, and implemented a sustainable capital allocation plan. We have transformed ProPetro into a leading dual-fuel and electric frac provider with a complement of premium completion services, primarily offered in the Permian Basin. Our continued strategic and operational execution as well as our ongoing investment in upgrading and transitioning our fleet and service offerings, including the deployment of our first two electric FORCESM fleets to customers under contracts, support the conviction we have that our strategy will continue to make our business resilient through the cycles and position us for success in a disciplined market.
2023 BUSINESS HIGHLIGHTS

•
We saw significant improvement in our financial performance compared to 2022 with revenues growing 27% to $1.63 billion and net income increasing to $86 million versus $2 million in 2022.

•
As part of our disciplined and sustainable capital allocation plan, we initiated a share repurchase program, and repurchased and retired approximately 5.8 million shares, representing approximately 5% of our outstanding common stock at the time the plan commenced in May 2023.

•
We continued the execution of our fleet transition, deploying our first two FORCESM fleets and we expect two additional FORCESM fleets to be deployed in the first half of 2024.

•
The FORCESM electric fleet deployments, along with our Tier IV DGB Dual-fuel fleets will represent approximately 65% of our hydraulic fracturing capacity.

•
Realized continued benefits from our optimization program which supported lower capital expenditures and our capital returns program in 2023 and is expected to support further reduced capital expenditures in 2024.

•
We published our first ProPetro ProEnergy ProPeople Sustainability Report.

•
We completed another accretive acquisition, adding strong teammates and expanding our cementing services into the Delaware Basin.

Message from Our Chief Executive Officer

Thanks to the hard work of our team throughout 2023, we have significantly advanced our strategy to industrialize the business and are confident that ProPetro is well-positioned to execute on the many value-enhancing opportunities in 2024 and beyond.

LOOKING AHEAD
2023 showed again the strength and operational excellence of our team. As we look ahead to 2024, we expect the service sector to remain bifurcated and that demand for top tier service providers like ProPetro will remain strong. Our industry and sector remain in transition, but despite a disciplined and consolidating customer base and a low-to-no-growth market, demand for our service offerings has remained strong. We believe ProPetro is uniquely positioned to deliver high-quality service to our blue-chip customers at competitive rates, through our young, next-generation equipment offering and operational density in the Permian Basin.
The world continues to need reliable, cost-effective, efficient and secure sources of energy, and our track record of performance and continuing investment in our fleet will position us to be a go-to service provider for our customers.
As we continue to optimize and industrialize our business, modernize our fleet, and seek opportunistic transactions in line with our commitment to disciplined capital deployment, we are confident in our strategy and earnings potential. The industrialized model ProPetro has implemented will support our ability to continue to build a durable business and to produce benefits for years to come.
2024 ANNUAL MEETING
Thank you for your continued support of ProPetro. We look forward to you joining us at our annual meeting of stockholders on April 23, 2024.
Sincerely,
Samuel D. Sledge
Chief Executive Officer and Director
March 21, 2024

ProPetro Holding Corp. 303 W. Wall Street, Suite 102 Midland, Texas 79701
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders,
We cordially invite you to attend the 2024 annual meeting of stockholders of ProPetro Holding Corp.
When
April 23, 2024 10:00 a.m. Central Time
Where
2518 FM 307 Midland, Texas 79706
Record Date
Stockholders who owned our common stock at the close of business on February 26, 2024 are entitled to notice of, and to vote at, the annual meeting, or any continuation, postponement, or adjournment thereof.

Items of Business

1
Election of nine director nominees to serve for a one-year term

2
Approval, on an advisory basis, of the compensation of our named executive officers

3
Ratification of the appointment of RSM US LLP as our independent, registered public accounting firm for the fiscal year ending December 31, 2024

4
Transaction of such other business as may properly come before the meeting

How to Vote
YOUR VOTE IS IMPORTANT. We urge you to review the accompanying proxy statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting. You may revoke your proxy if you so desire at any time before it is voted. Have your Notice, proxy card or voting instruction form with your 11-digit control number and follow the instructions.

	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.AALVote.com/ PUMP, 24/7	Call 1 (866) 804-9616 (toll-free), 24/7	Scan the QR code	Sign, date and mail the proxy card, which you received by mail, using the postage-paid envelope provided	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
DEADLINE	11:59 p.m. Eastern Time on April 22, 2024, if you are a registered holder	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
A stockholders’ list will be available at our offices at 303 W. Wall Street, Suite 102, Midland, Texas 79701 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.

This notice and the accompanying proxy statement, proxy card and our 2023 Annual Report on Form 10-K are first being mailed to stockholders on or about March 21, 2024. The proxy statement and our
2023 Annual Report on Form 10-K
are also available at
http://www.viewproxy.com/propetro/2024

By Order of the Board of Directors, John J. Mitchell General Counsel and Corporate Secretary March 21, 2024

1	PROXY STATEMENT SUMMARY
6	CORPORATE GOVERNANCE AND BOARD MATTERS
6	Proposal 1―Election of Directors
7	Nominees
12	Director Independence
12	Board Leadership Structure
13	Board of Directors and Risk Oversight
13	Sustainability and ESG Initiatives
14	Communicating with Our Board of Directors
15	Annual Meeting Attendance
15	Compensation Committee Interlocks and Insider Participation
15	Board and Committee Activity and Structure
18	Role of the Board, Compensation Committee and Our Executive Officers
18	Role of External Advisors
19	Director Nominations Process
19	Director Orientation and Education
20	Certain Relationships and Related Party Transactions
21	Director Compensation
22	Non-Employee Director Stock Ownership Guidelines
24	EXECUTIVE OFFICERS
27	EXECUTIVE COMPENSATION
27	Proposal 2―Advisory Vote to Approve Named Executive Officer Compensation
28	Compensation Discussion and Analysis
45	Report of the Compensation Committee
46	Executive Compensation Tables
46	Summary Compensation Table
48	Grants of Plan-Based Awards Table
49	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
49	Outstanding Equity Awards at Fiscal Year End
50	2022 Options Exercises and Stock Vested
50	Pension Benefits
50	Nonqualified Deferred Compensation
51	Potential Payments Upon Termination or Change in Control
56	Pay Versus Performance
60	CEO Pay Ratio
60	Equity Compensation Plan Information
61	AUDIT MATTERS
61	Proposal 3―Ratification of Appointment of Independent Registered Public Accounting Firm
63	Auditor Fees for Fiscal Years 2023 and 2022
63	Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
63	Report of the Audit Committee
65	STOCK OWNERSHIP INFORMATION
65	Security Ownership of Certain Beneficial Owners and Management
67	ADDITIONAL INFORMATION
67	Information about the Annual Meeting and Voting
72	Information about Stockholder Proposals
72	Annual Report on Form 10-K
73	Other Matters

Proxy Statement Summary
The following section is only a summary of key elements of this proxy statement, and is intended to assist you in reviewing this proxy statement in advance of the 2024 annual meeting. This summary does not contain all of the information you should consider, and you are encouraged to read this entire proxy statement before submitting your votes.
2024 Annual Meeting
When	Where	Record Date
April 23, 2024 10:00 a.m. Central Time	2518 FM 307 Midland, Texas 79706	February 26, 2024
Voting Agenda	Board Recommendation	For More Information, See Page
1 Election of nine director nominees to serve for a one-year term	FOR each nominee	6
2 Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	FOR	27
3 Ratification of the Audit Committee’s selection of RSM US LLP as our independent auditors for 2024	FOR	61
4 Transaction of such other business as may properly come before the meeting or any adjournment thereof
Director Nominees
The Board of Directors (the “Board”) has nominated the nine director nominees shown below for a one-year term.
					Committee Memberships
Nominees		Independent	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance
	Spencer D. Armour III		70	2013	*
	Mark S. Berg		65	2019
	Anthony J. Best		74	2018
	Phillip A. Gobe		71	2019
	G. Larry Lawrence		72	2020	*
PROPETRO 2024 Proxy Statement | 1

Proxy Statement Summary
					Committee Memberships
Nominees		Independent	Age	Director Since	Audit	Compensation	Nominating & Corporate Governance
	Jack B. Moore		70	2017	*
	Samuel D. Sledge		37	2021
	Mary P. Ricciardello		68	2023	*
	Michele Vion		64	2020
	Meetings in 2023			Board—7	9	7	4
Committee Chair	Committee Member	Chairman of the Board	Lead Independent Director
* Audit Committee financial expert
Corporate Governance Highlights
Corporate Governance Best Practices

Six of our nine director nominees are independent, including all Committee members

Oversight in establishing and review of execution of the Company’s strategic objectives

Lead Independent Director, with defined responsibilities

Three of our nine director nominees are gender or ethnically diverse

Balance of new and experienced directors

Stock ownership guidelines for directors and executives

Code of Business Conduct and Ethics

Annual director self-evaluation and committee assessment to ensure board effectiveness

All directors serving in 2023 attended over 75% of 2023 meetings

Regular executive sessions of independent directors

Board review of company’s financial performance and succession plans

Robust risk oversight

Commitment to Corporate Social Responsibility

2 | ir.propetroservices.com

Proxy Statement Summary
DIRECTOR ATTRIBUTES
Our nine directors nominated for reelection at the 2024 annual meeting comprise a well-balanced Board.
BOARD EXPERTISE
Director Skills and Experience
Audit and financial reporting	● ● ● ● ● ● ● ● ●	8
Corporate governance and ethics	● ● ● ● ● ● ● ● ●	9
Executive leadership	● ● ● ● ● ● ● ● ●	9
Exploration & Production, energy industry	● ● ● ● ● ● ● ● ●	7
Finance and/or investment experience	● ● ● ● ● ● ● ● ●	7
Human capital management, sustainability, or environmental stewardship	● ● ● ● ● ● ● ● ●	7
Marketing, business development and investor relations	● ● ● ● ● ● ● ● ●	7
Other public company board service	● ● ● ● ● ● ● ● ●	8
Regulatory, government and compliance	● ● ● ● ● ● ● ● ●	5
Risk management	● ● ● ● ● ● ● ● ●	7
Strategic planning and operations	● ● ● ● ● ● ● ● ●	8
Technology, engineering	● ● ● ● ● ● ● ● ●	3
PROPETRO 2024 Proxy Statement | 3

Proxy Statement Summary
Sustainability Highlights
In October 2023, ProPetro published its inaugural ProPetro ProEnergy ProPeople Sustainability Report, advancing our goals of increased disclosure and transparency regarding our operations. The report, which may be accessed on our website, highlights our commitment and approach to sustainability, and it provides an overview of our governance, oversight, programs, policies, and performance around sustainability matters that are important to ProPetro and its stakeholders. The scope of the report includes all businesses, assets, and joint ventures that were owned and operated by ProPetro at the time of its publishing.
More details on our progress in this area will be disclosed in 2024 through the publication of our 2024 sustainability report. We expect to continue publishing sustainability reports annually.
SUSTAINABLY COMPETING	COMMUNITY INVESTMENT	SAFETY FOCUS
In 2023, we saw results from our efforts to transition our fleet to more efficient and lower emissions equipment, closing the year with approximately 60% of our fleets utilizing next generation FORCESM electric equipment or Tier IV DGB equipment. We also continued our efforts to support the implementation of an electric fleet solution for our customers and placed our first two FORCESM electric fleets into service with two additional FORCESM electric fleets expected to be delivered and placed into service in the first half of 2024.
During 2023, the impact of these investments was reflected in our performance, as our Tier IV DGB equipment displaced almost 20 million gallons of diesel over the last three quarters of the year, resulting in an 8.1% reduction in CO2e emissions for operations with this equipment. We believe these investments and our focus on continued improvements in operating performance for these assets will support our continued competitiveness, while fostering a reduced emissions profile for our services. Moreover, the initial success and continued deployment of our FORCESM electric fleet solutions reflect the collaborative approach we take with our customers towards the increasing industrialization and electrification of the oilfield.

We aspire to play a role in shaping the future of the Permian Basin by:
•
investing in education,

•
donating to first responders and veterans,

•
supporting health and wellness related organizations, and

•
focusing on charities that support local children.

We do this through various charities and other organizations that are heavily involved in the Permian Basin communities where we live and work.
The employee-created Positive United Morale Partners (“P.U.M.P.”) committee continued its charitable endeavors throughout 2023 by organizing and participating in:
•
wellness events,

•
monthly events at our regional food bank,

•
quarterly blood drives,

•
Thanksgiving meal drives,

•
school supply donation drives, and

•
Habitat for Humanity building projects.

Our safety record demonstrates the close collaboration between our customers and our employees in completing each job safely.
2023 saw consistent performance, and we continue to pride ourselves on our commitment to safety and our commitment to each other, which we demonstrate and support through operational initiatives like our:
•
dedicated heavy haul team to reduce driving hazards,

•
culture of training, accountability, and consistent improvement, and

•
long-term relationships with teammates, customers, and stakeholders.

4 | ir.propetroservices.com

Proxy Statement Summary
2023 Performance Highlights
During 2023, we improved upon our outstanding performance in 2022, by again, realizing excellent operational efficiencies, enhancing our commercial architecture, and continuing our fleet transition to natural gas-powered equipment. Importantly, we deployed our first two FORCESM electric fleets to customers under committed contracts. These successful deployments mark an important step in our continued fleet evolution as we deploy next generation equipment to better serve our customers. Additionally, we executed on our strategy of making accretive acquisitions that increase our free cash flow generation with our acquisition of Par Five Energy Services LLC, a provider of cementing services located solely in the Delaware Basin area of the Permian Basin, expanding the service offering we can provide to our customers and creating a leading cementing services company in the greater Permian Basin. We generated $1.63 billion in revenue, $86 million in net income and $375 million of operating cash flow.
Our operations continue to be focused almost entirely in the Permian Basin, where we provide pressure pumping, cementing and wireline services. Our team was able to accomplish these achievements amid continued dynamic market conditions. Moreover, our reputation for providing high-quality service and our sustained performance for our customers resulted in continuing strong demand for our services despite the challenging market. These achievements are a function of our employees’ commitment to excellence in efficient operations and safety.
$1.63 Billion	$86 Million
Total Revenue	Net Income
$375 Million	5.8 Million
Net Cash Provided by Operating Activities	Shares Repurchased and Retired
PROPETRO 2024 Proxy Statement | 5

Corporate Governance and Board Matters
Proposal 1—Election of Directors

At the 2024 annual meeting, nine directors are nominated for election. All nominees are currently directors. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Directors hold office until their successors have been elected or qualified or until their earlier death, resignation, removal, or disqualification.
The nominees have consented to being nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for the nominees in their biographies below. We have no reason to believe that the nominees will be unable to serve if elected to office, and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.
In 2018, we entered into an investor rights agreement (the “Investor Rights Agreement”) with an affiliate of Pioneer Natural Resources Company (“Pioneer”) that provides Pioneer certain rights to designate nominees for election to the Board. Under the Investor Rights Agreement, Pioneer was granted:
(i)
the one-time right to designate an independent director to the Board and

(ii)
the right to designate a non-independent director to the Board for so long as a certain affiliate of Pioneer owns 5% or more of our outstanding common stock.

Pioneer has designated Mark S. Berg as the non-independent director and has no further rights to designate an independent director to the Board.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nine nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
The Board of Directors unanimously recommends a vote FOR the election of each of the nine director nominees named below.
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Corporate Governance and Board Matters
Nominees
All of the current members of the Board being nominated for reelection at the 2023 annual meeting are listed in the following table, and certain information concerning those directors follows the table:
				ProPetro Board Committees
Name	Age	Director since	Independent	Audit	Compensation	Nominating & Corporate Governance
Phillip A. Gobe(1)	71	2019
Samuel D. Sledge(2)	37	2021
Spencer D. Armour III	70	2013		*
Mark S. Berg	65	2019
Anthony J. Best(3)	74	2018
G. Larry Lawrence	72	2020		*
Jack B. Moore	70	2017		*
Mary P. Ricciardello	68	2023		*
Michele Vion	64	2020
Number of Meetings in 2023		Board—7		9	7	4
Committee Chair	Committee Member
* Audit Committee financial expert

(1)
Chairman of the Board

(2)
Chief Executive Officer

(3)
Lead Independent Director

PHILLIP A. GOBE
Phillip A. Gobe began serving as our Chairman of the Board in July of 2019 and as Executive Chairman in October 2019. Mr. Gobe was appointed as our Chief Executive Officer on March 13, 2020 and served in that role until August 31, 2021, at which point he was re-appointed as Executive Chairman. Mr. Gobe stepped down as Executive Chairman on March 31, 2022, and continues serving the Company as Chairman of the Board. Mr. Gobe has served as a director of Pioneer since July 2014. Mr. Gobe previously served as Chairman of the Board for Pantheon Resources plc until his June 2023 retirement. He also previously served as a director of Scientific Drilling International and Pioneer Southwest Energy Partners L.P. Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company (“ARCO”) and its subsidiaries. Mr. Gobe has a Bachelor of Arts degree from The University of Texas and a Master of Business Administration degree from the University of Louisiana in Lafayette. Mr. Gobe’s extensive experience in the energy industry, including service as a director to public corporations in the industry, makes him well suited to serve as Chairman of the Board.

AGE 71 CHAIRMAN OF THE BOARD DIRECTOR AND CHAIRMAN OF THE BOARD since July 2019
PROPETRO 2024 Proxy Statement | 7

Corporate Governance and Board Matters
SAMUEL D. SLEDGE
Samuel D. Sledge has served as our Chief Executive Officer and as a member of our Board since August 31, 2021. Mr. Sledge previously served as the Company’s President from April 2021 to August 2021, and prior to that, he served as Chief Strategy and Administrative Officer beginning in March 2020. Mr. Sledge has significant experience with ProPetro having joined the Company in 2011. Mr. Sledge has served in various capacities throughout his tenure such as a Frac Technical Specialist and Technical Operations Manager where his duties included quality control, planning and logistics, and the development of the engineering program. Mr. Sledge has also served as ProPetro’s Vice President of Finance, Corporate Development, and Investor Relations where his responsibilities included financial planning and analysis, strategic initiatives, and investor relations. Mr. Sledge received a Bachelor of Business Administration and a Masters of Business Administration from Baylor University. We believe Mr. Sledge’s experience in the energy industry and his significant experience in management roles at the Company make him well suited to serve as a director.

AGE 37 CEO AND DIRECTOR since August 2021
SPENCER D. ARMOUR III
Spencer D. Armour III has served as a member of our Board since February 2013. Mr. Armour has over 30 years of executive and entrepreneurial experience in the energy services industry. Mr. Armour served as President of PT Petroleum LLC in Midland, Texas from 2011 to 2018. He was the Vice President of Corporate Development for Basic Energy Services, Inc. from 2007 to 2008, which acquired Sledge Drilling Corp., a company Mr. Armour co-founded and served as Chief Executive Officer from 2005 to 2006. From 1998 through 2005, he served as Executive Vice President of Patterson-UTI Energy, Inc., which acquired Lone Star Mud, Inc., a company Mr. Armour founded and served as President from 1986 to 1997. Mr. Armour also served on the board of Patterson-UTI Energy, Inc. from 1999 to 2001. He currently serves on the boards of Viper Energy, Inc. and CES Energy Solutions Corp and is a partner at Geneses Investments. Mr. Armour received a B.S. in Economics from the University of Houston in 1977 and served on the University of Houston System Board of Regents from 2011 until 2018. We believe that Mr. Armour’s extensive experience in the energy services industry and his deep knowledge of industry dynamics within the Permian Basin make him well suited to serve as a director.

AGE 70 DIRECTOR since February 2013 INDEPENDENT DIRECTOR since March 2020 COMMITTEES • Nominating and Corporate Governance
8 | ir.propetroservices.com

Corporate Governance and Board Matters
MARK S. BERG
Mark Berg currently serves as the Executive Vice President, Corporate Operations for Pioneer Natural Resources Company (“Pioneer”), where he serves on the Executive Committee and oversees Business Development, Strategy, Land, Water Management, and Facilities. Mr. Berg has almost nineteen years of experience with Pioneer in various roles, including as Executive Vice President & General Counsel from April 2005 to January 2014, Executive Vice President, Corporate from January 2014 to August 2015, and as Executive Vice President, Corporate/Vertically Integrated Operations until assuming his current role. He began his career in 1983 with the Houston-based law firm Vinson & Elkins L.L.P. and served as a partner from 1990 through 1997, focused on mergers, acquisitions and international project development. In 1997, he joined American General Corporation, a Fortune 200 diversified financial services company, as Executive Vice President, General Counsel and Secretary, and ultimately oversaw its merger with American International Group (“AIG”) in 2001. Following the AIG merger, Mr. Berg joined Hanover Compressor Company, a NYSE company specializing in natural gas compression and processing, as Senior Vice President, General Counsel and Secretary. Mr. Berg received his Juris Doctor, with honors, from the University of Texas School of Law, and graduated magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Public Policy from Tulane University. Mr. Berg is the founding Vice Chairman of the Permian Strategic Partnership, established in 2019, a position in which he still serves, and he served as a member of the Board of Directors of HighPoint Resources Corporation from March 2018 to June 2020. Mr. Berg’s experience in significant management roles and his broad experience in the energy industry make him well suited to serve as a director.

AGE 65 DIRECTOR since February 2019 Mr. Berg was appointed to the Board by Pioneer pursuant to the Investor Rights Agreement.
ANTHONY J. BEST
Anthony J. Best has served as a member of our Board since January 2018 and was elected to serve as Lead Independent Director in October 2019. Mr. Best has over 40 years of experience in the energy industry. Mr. Best retired as the Chairman of the board of Newpark Resources in May 2023. He was previously a director with Quantum Energy Partners’ (“Quantum”) portfolio companies, ExL Petroleum and Middle Fork Energy Partners, and also served as Senior Advisor for Quantum. Prior to joining Quantum, Mr. Best served in various roles with SM Energy Company, an oil and gas exploration company, commencing in 2006 as its President and Chief Operating Officer, and as its Chief Executive Officer from February 2007 through January 2015. From 2003 to 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company. From 2000 to 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations, and from 1979 through 2000, Mr. Best served in various roles of increasing responsibility at Atlantic Richfield Company (“ARCO”), culminating in the position of President, ARCO Latin America. Mr. Best holds a Master of Science in Engineering Management degree from the University of Alaska and a Bachelor of Science degree in Mechanical Engineering from Texas A&M University. Prior to beginning his business career, Mr. Best served five years as an engineering officer in the United States Air Force. We believe that Mr. Best’s experience in significant management roles with companies operating in the Permian Basin and his broad experience in the energy industry make him well suited to serve as a director.

AGE 74 INDEPENDENT DIRECTOR since January 2018 LEAD INDEPENDENT DIRECTOR since October 2019 COMMITTEES • Audit (Chair) • Compensation
PROPETRO 2024 Proxy Statement | 9

Corporate Governance and Board Matters
G. LARRY LAWRENCE
G. Larry Lawrence was appointed to our Board in December 2020. Mr. Lawrence previously served as Audit Committee Chair of Legacy Reserves, LP’s Board of Directors, a role he held from 2006 to 2019. From January 2021 until June 2021, Mr. Lawrence served as the interim Chief Financial Officer of Natural Gas Services Group, a natural gas compression equipment provider, where he previously served as Chief Financial Officer for nine years. Prior to Natural Gas Services Group, Mr. Lawrence served as Chief Financial Officer for Lynx Operating Co. Inc., an oil and gas exploration company, for three years and as Chief Financial Officer for Pure Resources, Inc., an oil and gas E&P company, for two years. He has also held finance and management consulting positions for Parson Group, ARCO and Crescent Consulting. Mr. Lawrence earned his bachelor’s degree with an accounting major from Dillard University in New Orleans. We believe that Mr. Lawrence’s broad experience in the energy industry, including his service as a director and executive officer with various companies, makes him well suited to serve as a director.

AGE 72 INDEPENDENT DIRECTOR since December 2020 COMMITTEES • Audit
JACK B. MOORE
Jack B. Moore has served as a member of our Board since March 2017. Mr. Moore most recently served as President and Chief Executive Officer of Cameron International Corporation (“Cameron”), an oil and gas industry equipment manufacturer and provider, from April 2008 to October 2015 and served as Chairman of the Board of Cameron from May 2011 until it was acquired by Schlumberger in April 2016. Prior to his employment with Cameron, Mr. Moore held various management positions at Baker Hughes Incorporated, where he was employed for 23 years. Mr. Moore currently serves on the Board of Directors of Occidental Petroleum Corporation, KBR Inc., and the University of Houston System Board of Regents. Mr. Moore previously served on the board of the American Petroleum Institute, the National Ocean Industries Association, Rowan Companies plc, and the Petroleum Equipment Suppliers Association. Mr. Moore received a Bachelor of Business Administration from the University of Houston and attended the Advanced Management Program at Harvard Business School. We believe that Mr. Moore’s wealth of experience in the oilfield service sector, including service as a director and executive officer to various public corporations in the sector, makes him well suited to serve as a director.

AGE 70 INDEPENDENT DIRECTOR since March 2017 COMMITTEES • Compensation • Nominating and Corporate Governance (Chair)
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MARY P. RICCIARDELLO
Ms. Ricciardello has served as a member of our Board since January 2023. Ms. Ricciardello currently serves as a director, Audit Committee member and Corporate Governance, Nominating and Sustainability Committee member at Eagle Materials Inc. Ms. Ricciardello previously served as a director at Devon Energy from 2008 to 2021, Noble Corporation from 2003 to 2020, Enlink Midstream from 2014 to 2018, Midstates Petroleum from 2010 to 2013 and U.S. Concrete from 2003 to 2010. Beginning in 1982, Ms. Ricciardello enjoyed a distinguished, two-decade career at Reliant Energy Inc. (“Reliant”) and its predecessor, Houston Lighting & Power Company, an electricity generation and retail services company, where she held several roles of increasing responsibility in the financial services and treasury functions. In 1996, Ms. Ricciardello was appointed as Reliant’s Vice President and Comptroller and she served as its Senior Vice President and Chief Accounting Officer from 1999 until her retirement in 2002. Ms. Ricciardello earned a Bachelor of Science degree in Business Administration from the University of South Dakota and an MBA from the University of Houston. She is also a Texas licensed Certified Public Accountant and earned a CERT Certificate in Cybersecurity from Carnegie Mellon University. We believe that Ms. Ricciardello is well suited to serve as a director based on her accounting and financial expertise and public company board and committee experience.

AGE 68 INDEPENDENT DIRECTOR since January 2023 COMMITTEES • Audit • Nominating and Corporate Governance
MICHELE VION
Michele Vion was appointed to our Board in February 2020. Ms. Vion previously served as Vice President, Human Resources at HighPoint Resources Corporation, a successor to the Bill Barrett Corporation, an oil and gas E&P company, from August 2010 to September 2019. Ms. Vion was previously employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Vion also previously served as Vice President of Human Resources for Sun Microsystems, Inc., a computer networking company, for seven years. She also previously held senior human resource and client account management positions at Prudential Financial, Inc., an insurance and investment management company and JP Morgan, a global financial services firm. Prior to joining JP Morgan, Ms. Vion served in an accounting position as a Regional Controller for the Eastern Region at Sony Corporation of America. Ms. Vion previously served as Compensation Committee Chair and as a member of the Audit Committee of Boingo Wireless, Inc.’s Board of Directors, roles she held from 2018 until Boingo’s acquisition by Digital Colony Management, LLC in June 2021. Ms. Vion also served on the board and as Chair of the Compensation Committee and as member of the Audit Committee and Nominating and Corporate Governance Committee of Callidus Software Inc., a publicly-traded, cloud-based software company, from 2005 to 2016. Ms. Vion holds a Bachelor of Arts in East Asian Studies and Economics from Wesleyan University, has attended Stanford University’s Director’s College, and participated in the Financial Times’ Director Exchange. We believe that Ms. Vion is well suited to serve as a director based on her executive leadership experience in human resources and accounting and public company board and committee experience.

AGE 64 INDEPENDENT DIRECTOR since February 2020 COMMITTEES • Compensation (Chair) • Nominating and Corporate Governance
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Director Independence

The majority of the members of the Board at any given time must qualify as “independent” under the rules of the NYSE.
Our Board has undertaken a review of the independence of each of our director nominees and has affirmatively determined that each of Messrs. Armour, Best, Lawrence, and Moore and Mss. Ricciardello and Vion are “independent,” as defined by the NYSE rules. Under the NYSE rules, a director can be independent only if  (a) the director does not trigger a categorical bar to independence and (b) our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

Based on information provided by the director nominees concerning their background, employment and affiliations, our Board has determined that these directors do not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making this determination, our Board considered the current and prior relationships that each of the directors has with us, and all other facts and circumstances our Board deemed relevant in determining independence, including any beneficial ownership of our capital stock by each of the directors.
Board Leadership Structure
PHILLIP A. GOBE	SAMUEL D. SLEDGE	ANTHONY J. BEST
Chairman of the Board	Chief Executive Officer	Lead Independent Director
Our Board has adopted our Corporate Governance Guidelines, which are available on our website, www.propetroservices.com, in the “Governance” subsection of the “Investor Relations” section under “Governance Documents.” Our Corporate Governance Guidelines provide that if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a lead independent director. Our Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined depending on the circumstances and changing needs of the Company from time to time.
While our Board has previously combined the roles of Chairman and Chief Executive Officer, at present, the Board has chosen to separate the positions of Chairman and Chief Executive Officer. The Board believes this structure enhances corporate governance and allows each of our Chairman and Chief Executive Officer to remain focused on their distinct roles, which, for the Chairman, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy.
Although the roles of Chairman and Chief Executive Officer are currently separated, the Chairman previously served as a member of management and does not currently qualify as independent. As such, the Board believes the role of Lead Independent Director enhances independent oversight of the Company and that Mr. Best should continue to serve as the Lead Independent Director. In this capacity, Mr. Best provides, in conjunction with the Chairman, leadership and guidance to the Board. The Lead Independent Director responsibilities are as follows:
•
Preside over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors

•
Approve Board meeting schedules and agendas

•
Act as the liaison between the independent directors and the Chairman of the Board

•
Communicate the Chief Executive Officer’s annual evaluation and compensation, after Compensation Committee approval

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Furthermore, our Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company, but also recognizes that outside public board service requires a significant commitment of time and attention. This year, our Board updated our Corporate Governance Guidelines to limit the number of public company boards on which a director may sit in accordance with best governance practices. As a result, under our Corporate Governance Guidelines:
•
our Chief Executive Officer may sit on no more than one additional outside public company board;

•
the Chairman of the Board and the Lead Independent Director may sit on no more than two additional outside public company boards;

•
non-management directors who are active executive officers of other public companies may sit on no more than one additional outside public board (including their own company board); and

•
all other directors may sit on no more than three additional outside public boards.

This practice helps ensure that our directors can give appropriate time and attention to the affairs of the Company.
Interested parties who wish to communicate with the Board, its committees, the Chairman, the Lead Independent Director, or any other individual director should follow the procedures described below under “Communication with our Board of Directors.”
To facilitate candid discussion among the Company’s directors, the non-management directors meet at regularly scheduled executive sessions presided over by our Chairman. In addition, at least once a year and in conjunction with a regular board meeting, the non-management directors who are independent under NYSE listing standards meet in executive session presided over by the Lead Independent Director.
Board of Directors and Risk Oversight
In the normal course of business, we are exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, political risks and credit and investment risks. The Board oversees our strategic direction and in doing so considers the potential rewards and risks of our business opportunities and challenges and monitors the development and management of risks that impact our strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of our systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing our compensation policies and practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Sustainability and ESG Initiatives
In October 2023, we published our inaugural ProPetro ProEnergy ProPeople Sustainability Report, advancing our goals of increased disclosure and transparency regarding our operations. We encourage you to review this report, which may be accessed in the sustainability section of our website, for detailed information regarding our commitment and approach to sustainability. The report provides an overview of our sustainability initiatives and strategy, our governance, oversight, programs, and policies, and our performance on certain sustainability matters that are important to ProPetro and its stakeholders. The scope of the report includes all businesses, assets, and joint ventures that were owned and operated by ProPetro at the time of its publishing. The report was developed through the contributions of many employees from multiple functions across our Company, an effort that we believe reflects our culture of collaboration.
At ProPetro, our fundamental policy is to conduct business with honesty and integrity in accordance with the highest legal and ethical standards, along with a daily focus on safety and quality. As detailed in our sustainability report, we believe sustainability in our industry is created by offering competitive and effective services for our customers, while providing a value-generating enterprise for our shareholders, teammates, and community and minimizing negative environmental impacts from our operations. Guided by these values, and with a focus on creating a durable and sustainable business in our sector we pursue the pillars of our strategy—(1) optimizing operations and industrializing our business; (2) pursuing a more capital-light asset profile and next generation fleet by developing and integrating innovative technologies; (3) pursuing opportunistic strategic transactions to accelerate value creation and distribution; and (4) maintaining a strong balance sheet. Our strategic approach is designed to
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support ProPetro’s core goals of generating robust earnings, increasing free cash flow, and building towards enhanced shareholder returns. Achievement of these strategic objectives is a key to our long-term success, and our sustainability and environmental, social, and governance (“ESG”) initiatives are designed to support and enhance our pursuit of these goals. We believe our services play a vital role in the broader energy value chain by meaningfully contributing to the delivery of low-cost, dependable energy to end users and that our sustainability and ESG initiatives will enable us to continue to do so for years to come.
As part of our sustainability and ESG initiatives, we aim to reduce the overall environmental impact of our services by focusing on excellent execution and superior service quality. We believe that a lower emissions profile is not only vital to aid in our competitiveness but it is also a crucial component in deploying the innovative tools necessary to support our customers’ efforts to be capital efficient while respecting the communities in which we work. We seek to meet our customers’ needs while also pursuing a consistent, sustainable service solution that will increasingly replace diesel with cleaner burning and cost-advantaged fuels. With continued, significant investments in and the successful initial deployment of our first two FORCESM electric fleets and the continued improvement and strong operational performance of our Tier IV DGB, dual-fuel equipment, 2023 reflected the continued execution of our fleet transition strategy. During 2023, the impact of these investments was reflected in our performance, as our Tier IV DGB equipment displaced almost 20 million gallons of diesel over the last three quarters of the year, resulting in an 8.1% reduction in CO2e emissions for operations with this equipment. We believe these investments and our focus on continued improvements in operating performance for these assets will support our continued competitiveness, while fostering a reduced emissions profile for our services. Moreover, the initial success and continued deployment of our FORCESM electric fleet solutions reflect the collaborative approach we take with our customers towards the increasing industrialization and electrification of the oilfield.
An additional focus of our sustainability and ESG initiatives is to give back to the area where we live and work by providing employment and supporting and encouraging our employees to commit to safety and investing in our community. We aspire to play a role in shaping the future of the Permian Basin by investing in education, donating to first responders and veterans, supporting health and wellness related organizations, and focusing on charities that support local children. We do this through various charities and other organizations that are heavily involved in the Permian Basin communities. The employee created P.U.M.P. committee continues to participate in wellness events, monthly events with a local foodbank, quarterly blood drives, Thanksgiving meal drives, school supply donation drives, and other important initiatives.
2023 also saw increased focus and further improvement in our human capital development initiatives. We are particularly proud of our increased investment in our employee base as we implemented new training resources and systems and continued a leadership training initiative across all functions to support the enhancement of over 250 of our existing managers and senior leaders along with a class of developing leaders. We further sought to identify ways to better align with our employees and improve our overall work environment by conducting our first ever employee engagement survey. This survey provided key insights into areas of strength as well as employee concerns and allowed us to develop and begin to implement action plans to positively impact our employee experience.
Our safety record substantiates the close collaboration between our customers and our employees in completing each job safely. We pride ourselves on our commitment to safety and our commitment to each other, which we demonstrate and support through operational initiatives like our dedicated heavy haul team to reduce driving hazards; our culture of training, accountability, and consistent improvement; and our long-term relationships with teammates, customers and stakeholders.
Additional information and updates regarding our sustainability and ESG initiatives can be found under the “Sustainability” tab of our website at www.propetroservices.com. Additionally, more details on our progress in this area will be disclosed in 2024 through the publication of our 2024 sustainability report.
Communicating with Our Board of Directors
Stockholders and other interested parties may communicate with our Board by writing to:
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
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Stockholders may submit their communications to the Board, the independent directors, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.
Our General Counsel and Corporate Secretary will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if:
(1)
the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and

(2)
the communication falls within the scope of matters generally considered by the Board.

To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, our General Counsel and Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Information may be submitted confidentially and anonymously. However, the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, our policies or our Code of Ethics & Conduct.
Annual Meeting Attendance
While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each incumbent director attended at least 75% of the aggregate of  (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of committees of the Board on which he or she served (during the periods that he or she served). Our non-employee directors meet at regularly scheduled executive sessions presided over by our Lead Independent Director. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors who were members of the Board at the time of our 2023 annual meeting of stockholders attended the meeting.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2023, the Compensation Committee was comprised of Ms. Vion and Messrs. Moore and Best. Ms. Vion serves as committee chair. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Board and Committee Activity and Structure
Our Board is governed by our certificate of incorporation, bylaws, the Investor Rights Agreement, charters of the standing committees of the Board, and the laws of the State of Delaware.
On December 31, 2018, we entered into the Investor Rights Agreement with an affiliate of Pioneer. The Investor Rights Agreement provides that Pioneer was granted:
(i)
the one-time right to designate an independent director to the Board and

(ii)
the right to designate a non-independent director to the Board for so long as Pioneer owns 5% or more of the Company’s outstanding common stock.

Pioneer has designated Mark S. Berg as the non-independent director and has no further rights to designate an independent director to the Board.
During 2023, our Board held seven meetings. There are currently three standing committees of the Board:
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•
the Audit Committee,

•
the Compensation Committee, and

•
the Nominating and Corporate Governance Committee.

Members serve on these committees until their resignation or until as otherwise determined by our Board. The composition of the Board committees complies with the applicable rules of the NYSE and applicable law. Our Board has adopted a written charter for each of the standing committees, which can be found under “Governance Documents” in the “Governance” subsection of the “Investors” section of our website at www.propetroservices.com.
In addition to the above governing documents, our Code of Ethics & Conduct that applies to all of our employees, as well as each member of the Board, can also be found under “Governance Documents” in the “Governance” subsection of the “Investors” section of our website at www.propetroservices.com. The composition and responsibilities of each of the standing committees of our Board are as follows:
AUDIT COMMITTEE
MEETINGS IN 2023: 9
KEY RESPONSIBILITIES
Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm.
The oversight of our independent public accounting firm includes:
•
reviewing the plans and results of the audit engagement with the firm,

•
approving any additional professional services provided by the firm, and

•
reviewing the independence of the firm.

The Audit Committee is also responsible for discussing the effectiveness of the internal controls over financial reporting with our independent registered public accounting firm and relevant financial management.
REPORT
The Report of our Audit Committee appears on page 45 of this proxy statement.

MEMBERS

Anthony J. Best, Chair	G. Larry Lawrence	Mary P. Ricciardello

During the year ended December 31, 2023, the members of the Audit Committee were Ms. Ricciardello and Messrs. Best, Douglas (until the expiration of his term at the 2023 annual meeting), and Lawrence. The Audit Committee is presently comprised of Ms. Ricciardello and Messrs. Best and Lawrence, with Mr. Best serving as committee chair.
QUALIFICATIONS
Our Audit Committee is comprised solely of  “independent” directors, as defined under and required by the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board has determined that each of Ms. Ricciardello and Messrs. Armour, Lawrence, and Moore qualify as an “audit committee financial expert,” as defined by the rules under the Exchange Act.

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COMPENSATION COMMITTEE
MEETINGS IN 2023: 7
KEY RESPONSIBILITIES
The Compensation Committee is responsible for, among other things, overseeing the discharge of the responsibilities of the Board relating to compensation of the Company’s officers and directors, reviewing and assessing the Company’s initiatives relating to human capital management, and reviewing the succession planning strategies of the Company.
In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders.
REPORT
The Report of our Compensation Committee appears on page 45 of this proxy statement.

MEMBERS

Michele Vion, Chair	Anthony J. Best	Jack B. Moore

During the year ended December 31, 2023, the members of the Compensation Committee were Ms. Vion and Messrs. Best and Moore, with Ms. Vion serving as committee chair. The Compensation Committee is presently comprised of Ms. Vion and Messrs. Best and Moore.
QUALIFICATIONS
Our Compensation Committee consists solely of  “independent” directors, as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEETINGS IN 2023: 4
KEY RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become Board members;

•
selecting or recommending director nominees for each election of directors to the Board;

•
developing and recommending criteria for selecting qualified director candidates to the Board;

•
considering committee member qualifications, appointments and removals;

•
recommending corporate governance principles, codes of conduct and compliance mechanisms;

•
providing oversight in the evaluation of the Board and each committee thereof;

•
overseeing our ESG initiatives; and

•
developing an appropriate succession plan for our chief executive officer pursuant to our Corporate Governance Guidelines.

MEMBERS

Jack B. Moore, Chair	Spencer D. Armour III	Alan E. Douglas

Michele Vion	Mary P. Ricciardello

During the year ended December 31, 2023, the members of the Nominating and Corporate Governance Committee were Messrs. Armour, Douglas (until the expiration of his term at the 2023 annual meeting), and Moore and Mss. Ricciardello and Vion, with Mr. Moore serving as committee chair. The Nominating and Corporate Governance Committee is presently comprised of Messrs. Armour and Moore and Mss. Ricciardello and Vion.
QUALIFICATIONS
Our Nominating and Corporate Governance Committee consists solely of  “independent” directors, as defined under and required by the NYSE rules.

Role of the Board, Compensation Committee and Our Executive Officers
Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from our Chief Executive Officer. Specifically, after reviewing relevant market data and surveys within our industry, our Chief Executive Officer typically provides recommendations to the Compensation Committee regarding the compensation levels for our existing named executive officers (the “Named Executive Officers”) and our executive compensation program as a whole. Our Chief Executive Officer generally attends all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels and non-equity award targets. In addition, the Compensation Committee determines the achievement of non-equity Incentive Award Plan metrics and the amount of equity awards from the Incentive Award Plan to be granted to each of our Named Executive Officers. In making executive compensation recommendations, our Chief Executive Officer considers each Named Executive Officer’s performance during the year, the Company’s performance during the year, as well as comparable company compensation levels. While the Compensation Committee gives considerable weight to our Chief Executive Officer’s recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters.
Role of External Advisors
The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) in 2021 to assist the Compensation Committee and the Board in evaluating, designing, and implementing compensation practices.
The Compensation Committee reviews and assesses the independence and performance of its executive compensation consultant in accordance with applicable U.S. Securities and Exchange Commission (“SEC”) and
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NYSE rules and regulations on an annual basis to confirm that the consultant is independent and meets all applicable statutory and regulatory requirements.
Director Nominations Process
The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms, or other persons. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director considering the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy and policy setting level, financial sophistication, leadership, and objectivity—all in the context of the perceived needs of the Board at that point in time. One of the director nominees, Mr. Berg, was not recommended for nomination by the Nominating and Corporate Governance Committee but rather was appointed pursuant to the Investor Rights Agreement.
Our updated corporate governance guidelines, effective as of February 2024, reflect the Nominating and Corporate Governance Committee and the Board are committed to considering diversity when identifying candidates for nomination to the Board. Our Board believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
Our Board monitors the mix of specific experience, qualifications, and skills of its directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to:
The Nominating and Corporate Governance Committee ProPetro Holding Corp. c/o General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Director Orientation and Education
We provide each new director with an orientation that consists of meeting with senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices.
The orientation sessions are tailored to the particular director depending on their orientation needs and generally include an overview of board fiduciary duties, board independence, and public company reporting requirements. New directors are also provided the most recent reports presented to the Board and its committees by management and external advisors.
Each director is expected to participate in continuing educational programs as necessary to maintain the expertise necessary to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles, white papers, and information relating to our business, financial affairs, risks, competitors, corporate governance, areas of focus in shareholder activism, ESG trends, proxy advisory firm ratings, and changes in legal and regulatory issues.
We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities.
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Certain Relationships and Related Party Transactions
RELATED PARTY TRANSACTIONS

Operations and Maintenance Yards
The Company rents three yards from South Midkiff Partners, LLC, an entity partially owned by Spencer D. Armour III, a director, and David Sledge, the father of Sam Sledge, our Chief Executive Officer. Total annual rent expense in 2023 for each of the three yards was approximately $0.03 million, $0.1 million, and $0.1 million, respectively. The Company previously rented two yards from this entity and incurred rent expense of  $0.02 million and $0.1 million, respectively during the year ended December 31, 2023; these leases were terminated in June 2023.

Transportation and Equipment Rental
Adam Muñoz, our President and Chief Operating Officer, has a family relationship with an employee of J&M Burns Transportation, an entity that provides transportation services to the Company. The employee receives a portion of his compensation from J&M Burns Transportation based on the amount of services sold by him to customers, including the Company. The Company incurred approximately $38.6 million in expense for the year ended December 31, 2023 for services provided to the Company by J&M Burns Transportation.

Executive Officer Family Members
Oscar M. Dominguez is our Vice President of Hydraulic Fracturing Operations and the brother-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $1.3 million for his services for the year ended December 31, 2023 (including $959,000 cash compensation and $298,000 non-cash equity compensation).
Roger Dominguez is our Supply Chain Logistics Manager and the brother-in-law of Adam Muñoz. Mr. Dominguez received total compensation of approximately $294,000 for his services for the year ended December 31, 2023 (including $231,000 cash compensation and $63,000 non-cash equity compensation).

Pioneer
On December 31, 2018, we consummated the purchase of certain pressure pumping assets and real property in connection with the Pioneer Pressure Pumping Acquisition. In connection with the consummation of the Pioneer Pressure Pumping Acquisition and effective January 1, 2019, we became a long-term service provider to Pioneer, providing pressure pumping and related services. In March, 2022, we amended and restated our agreement to provide pressure pumping and related services to Pioneer, which reduced the number of contracted fleets to six fleets from eight fleets, modified the pressure pumping scope of work and pricing mechanism for contracted fleets, replaced the idle fees arrangement with equipment reservation fees and provided for an initial term from January 1, 2022 through December 31, 2022, subject to extension and termination as described therein. On October 31, 2022, we entered into (i) a certain Pressure Pumping Services Agreement—Fleet One Simulfrac (the “Fleet One Pressure Pumping Agreement”) and (ii) a certain Pressure Pumping Services Agreement—Fleet Two (the “Fleet Two Pressure Pumping Agreement”), which replaced all previous agreements with Pioneer and reduced the number of contracted fleets to two fleets. The Fleet One Pressure Pumping Agreement was effective as of January 1, 2023 and terminated in August 2023. The Fleet Two Pressure Pumping Agreement was effective as of January 1, 2023. In February 2023, we mutually agreed with Pioneer to terminate the Fleet Two Pressure Pumping Agreement, effective on or about May 12, 2023. Revenue from services provided to Pioneer (including reservation fees) accounted for approximately $125.1 million during the year ended December 31, 2023.
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POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, among others, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All our directors and executive officers are required to report to the Audit Committee chair any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of our certificate of incorporation. If we should discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, revision, or termination of such transaction.
Director Compensation
Our Amended and Restated ProPetro Holding Corp. Non-Employee Director Compensation Policy (the “Director Compensation Policy”) provides that each eligible non-employee director receives the following, effective as of July 1, 2023:
The amendment and restatement of the Director Compensation Policy in July of 2023 provided for the following modest increases in compensation for our non-employee directors: (i) the annual cash retainer for the Chairperson of the Audit Committee was increased from $15,000 to $20,000; (ii) the annual cash retainer for the Chairperson for the Nominating and Corporate Governance Committee was increased from $10,000 to $15,000; and (iii) the annual equity retainer for all non-employee directors was increased from $140,000 to $155,000, which will be effective for awards granted in 2024 since this modification was approved after the date of the annual grant to directors in 2023. These changes were implemented in order to align our director compensation with that paid at companies with whom we compete for director talent.
All equity retainers consist of awards of restricted stock units (“RSUs”) that will vest in full on the earliest to occur of: (i) the first anniversary of the grant date, (ii) the day immediately preceding the first annual meeting of stockholders following the grant date, and (iii) the occurrence of a Change in Control, subject, in each case, to continuous service through the applicable vesting date.
The portion of the annual equity retainer that would have vested in the year following a non-employee director’s separation from service due to his or her death or disability will vest upon such separation from service. All annual retainers are pro-rated based on days of service for non-employee directors who join the Board during the applicable calendar year. The members of the Board are also entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.
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Corporate Governance and Board Matters
The following table summarizes the compensation paid for services provided by our non-employee directors during 2023.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Spencer D. Armour III	90,000	139,999	229,999
Mark S. Berg(3)	―	―	―
Anthony J. Best	127,500	139,999	267,499
Phillip A. Gobe	140,000	139,999	279,999
G. Larry Lawrence	90,000	139,999	229,999
Jack B. Moore	102,500	139,999	242,499
Mary P. Ricciardello	85,700	139,999	224,999
Michele Vion	105,000	139,999	244,999

(1)
Reflects annual cash retainer payments made pursuant to the Director Compensation Policy.

(2)
Reflects the grant date fair value of RSU awards on the date of grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For information regarding assumptions underlying the valuation of equity awards, see Note 14 to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K.

(3)
In 2023, Mr. Berg has elected not to be compensated for his service as a director. Beginning in 2024, Mr. Berg will be compensated for his service as a director.

The following table sets forth the aggregate number of outstanding stock awards held by each of our non-employee directors on December 31, 2023. With the exception of Mr. Sledge who held 21,750 stock options as of December 31, 2023, none of our directors held stock options as of December 31, 2023.
Name	Aggregate Number of Stock Awards (#)
Spencer D. Armour III	21,116
Mark S. Berg(1)	―
Anthony J. Best	21,116
Phillip A. Gobe	21,116
G. Larry Lawrence	21,116
Jack B. Moore	21,116
Michele Vion	21,116

(1)
In 2023, Mr. Berg elected not to be compensated for his service as a director. Beginning in 2024, Mr. Berg will be compensated for his service as a director.

Non-Employee Director Stock Ownership Guidelines
We maintain a non-employee director stock ownership policy that is applicable to all our eligible non-employee directors. Pursuant to this policy, each non-employee director is encouraged to hold, on and following the later of the fifth anniversary of: (i) the closing of our initial public offering (“IPO”) and (ii) the non-employee director’s election or appointment to the Board, shares of our common stock or certain equity awards (valued based on the closing price of our common stock) with a value equal to or in excess of 300% of the non-employee director’s annual cash retainer, as such threshold may be amended by the Nominating and Corporate Governance Committee from time to time.
Outstanding awards of unvested time-based RSUs will count toward a non-employee director’s qualifying shareholdings to the extent the RSUs are not settled in cash. A non-employee director who is not compensated for his or her services as non-employee director pursuant to the Director Compensation Policy or any other plan, policy or agreement then in effect is not subject to the guidelines set forth in our director stock ownership policy.
As of December 31, 2023, each of our non-employee directors was in compliance with these ownership guidelines except for Ms. Ricciardello, who has additional time to fulfill the ownership levels provided in the policy because she has not served as a non-employee director for a period of five years. The stock ownership guidelines have historically not applied to Mr. Berg since he did not receive compensation for his services as a non-employee director. However, because Mr. Berg will begin receiving compensation for his services as a director in 2024, he will become subject
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Corporate Governance and Board Matters
to the stock ownership guidelines in 2024 and will have five years thereafter to accumulate holdings in order to comply with the ownership guidelines. A description of each non-employee director’s beneficial ownership of the Company’s common stock is included in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”
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Executive Officers
Our executive officers serve at the direction of our Board. All of our executive officers and certain other key officers are listed in the following table, and certain information concerning those officers, except for Mr. Sledge, who is a member of the Board, follows the table.
Name	Age	Position with ProPetro Holding Corp	Executive Officer since
Samuel D. Sledge	37	Chief Executive Officer and Director	2020
David S. Schorlemer	57	Chief Financial Officer	2020
Adam Muñoz	41	President and Chief Operating Officer	2020
John J. “Jody” Mitchell	41	General Counsel and Corporate Secretary	2023
Shelby Fietz	42	Chief Commercial Officer	2023
Celina A. Davila(1)	43	Chief Accounting Officer	2023

(1)
Ms. Davila is a key officer but does not serve as an executive officer of the Company.

See “Corporate Governance and Board Matters—Nominees” for biographical information for Mr. Sledge.
DAVID S. SCHORLEMER
David S. Schorlemer began serving as a Special Advisor to the Chief Financial Officer on October 12, 2020 until his appointment as Chief Financial Officer on October 23, 2020. Mr. Schorlemer has two decades of experience in senior level positions in public and private companies. He most recently served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Basic Energy Services, Inc., a Fort Worth, Texas based oilfield services company, from September 2018 until joining the Company. Prior to that, he served as the Chief Financial Officer of Gulf Island Fabrication, Inc. from January 2017 to August 2018. His work history also includes serving as Chief Financial Officer for three oilfield services companies: GR Energy Services Management, LP from January 2016 to December 2016, Stallion Oilfield Holdings, Inc., September 2004 to December 2015 and Q Services, Inc. from July 1997 until its merger with Key Energy Services, Inc. in July 2002. He also held the role of vice president, marketing and strategic planning for Key Energy Services, Inc. from July 2002 to September 2004. Prior to entering the energy services industry, Mr. Schorlemer was a technology consultant and project manager with Accenture’s Technology Practice where he worked on various domestic and international projects with Fortune 500 Companies in industries including: telecommunications, transportation, automotive and manufacturing and oil and gas. Mr. Schorlemer earned his Bachelor of Business Administration degree in finance from The University of Texas, and his Master of Business Administration from Texas A&M University.

AGE 57 CHIEF FINANCIAL OFFICER since October 2020
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Executive Officers
ADAM MUÑOZ
Adam Muñoz has served as our President and Chief Operating Officer since August 2021, and prior to that, he served as Chief Operating Officer since January 2021 and served as Senior Vice President of Operations since March 2020. Mr. Muñoz joined the Company in 2010 to initiate ProPetro’s Permian pressure pumping operation. Prior to joining ProPetro, Mr. Muñoz held sales and operations roles at Frac Tech Services and Weatherford International. Since joining ProPetro, Mr. Muñoz has served as the Director of Business Development and Technical Services where he was responsible for overseeing the growth of the hydraulic fracturing operations as well as managing the department’s day-to-day technical services. Mr. Muñoz has most recently served as the Vice President of Frac Services where his duties included leading the hydraulic fracturing division through specific efforts to increase operational efficiencies and maximize financial productivity. Mr. Muñoz received a Bachelor of Business Marketing from The University of Texas at the Permian Basin.

AGE 41 PRESIDENT AND CHIEF OPERATING OFFICER since August 2021
JOHN J. “JODY” MITCHELL
Jody Mitchell has served as our General Counsel and Corporate Secretary of the Company since January 2023. Prior to his appointment as General Counsel, Mr. Mitchell served as the Company’s Vice President and Deputy General Counsel since April 2021. Before joining the Company, Mr. Mitchell served in various roles at Concho Resources Inc., a hydrocarbon exploration company acquired by ConocoPhillips in 2021 (“Concho”), from 2014 to 2021, including Director of Marketing and Midstream and, prior to that, Associate General Counsel. Before joining Concho, Mr. Mitchell served as counsel supporting the upstream and midstream businesses at Petrohawk Energy Corporation (“Petrohawk”) and at BHP Billiton following BHP Billiton’s acquisition of Petrohawk. Mr. Mitchell began his career as an associate at Locke Lord Bissell & Liddell LLP, where he concentrated on oil, gas and energy litigation and construction litigation. Mr. Mitchell holds a Bachelor of Arts from the University of Texas and a Juris Doctor from the University of Houston Law Center.

AGE 41 GENERAL COUNSEL AND CORPORATE SECRETARY since January 2023
SHELBY K. FIETZ
Shelby Fietz has served as our Chief Commercial Officer of the Company since November 2023. Mr. Fietz joined ProPetro in 2012, and prior to his appointment as Chief Commercial Officer, Mr. Fietz served as the Company’s Vice President of Commercial, leading the business development, sales, supply chain, and marketing functions. He also previously held the position of Vice President of Business Development, Sales and Marketing, while also leading our supply chain organization. Prior to his appointment as an officer, Mr. Fietz held roles of increasing responsibility within ProPetro in both operations and business development. Mr. Fietz also serves in a leadership capacity with the Permian Basin Chapter of the Energy Workforce and Technology Council. Mr. Fietz holds a Bachelor of Science from Angelo State University.

AGE 42 CHIEF COMMERCIAL OFFICER since November 2023
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Executive Officers
CELINA A. DAVILA
Celina Davila has served as our Chief Accounting Officer since November 2023. Prior to her appointment as Chief Accounting Officer, Ms. Davila served as the Company’s Director of Accounting and Corporate Controller since August 2022 and as Corporate Controller since October 2019. Ms. Davila joined the Company in January 2019 as Hydraulic Fracturing Controller. Prior to joining the Company, Ms. Davila served in various roles at Pioneer, a leading independent natural resources company, from 2012 to 2018, including Accounting Manager and, prior to that, Accounting Supervisor. Ms. Davila began her career as a Senior Auditor at Johnson, Miller, and Co. Ms. Davila is a Certified Public Accountant and holds a Bachelor of Arts in Accounting and a Master in Business Administration degree from Texas Tech University.

AGE 43 CHIEF ACCOUNTING OFFICER since November 2023
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EXECUTIVE COMPENSATION
Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. As described below in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following guiding principles:
•
Reward executives for exceptional performance and hold them accountable for poor performance in a manner that adheres to our values

•
Align executive interests with those of our stockholders by making a substantial portion of compensation performance-based and “at risk”

•
Provide the necessary flexibility to respond to varying market conditions and changing circumstances with a structure that ensures accountability in our cyclical and volatile business

•
Remain competitive in our industry to attract, retain, and motivate the talent that is necessary to achieve our financial and strategic goals

•
Be internally consistent and equitable

We urge stockholders to read the section entitled “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the compensation tables and narrative included therein beginning on page 46, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the annual meeting:
RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2024 annual meeting.
VOTE REQUIRED
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote is required to approve this Proposal No. 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.
We currently intend to hold the next non-binding advisory vote to approve the compensation of our Named Executive Officers at our 2024 annual meeting of stockholders unless our Board modifies its policy of holding this vote on an annual basis.
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
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Executive Compensation
Compensation Discussion and Analysis

CD&A Contents
29	I. EXECUTIVE COMPENSATION HIGHLIGHTS
29	Named Executive Officers for 2023
29	2023 Company Performance
0	Successful Execution of Our Leadership Succession Plan
0	Fleet Transition Investments, Strategic Growth and ESG Advancement
30	Guiding Principles
30	Performance-Based Compensation Philosophy
31	Compensation Policies and Practices
31	Say on Pay Advisory Vote
33	II. WHAT GUIDES OUR PROGRAM
33	Philosophy and Guiding Principles of Our Compensation Program
34	How We Make Compensation Decisions
35	Use of Peer Compensation Data
35	III. ELEMENTS OF COMPENSATION AND 2023 DECISIONS IN DETAIL
36	Base Salary
36	Annual Cash Incentive Awards
40	Long Term Incentive Awards
42	Employee Benefits, Perquisites and Special Payments
42	IV. OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES
0	Succession and Additional Agreements
42	Executive Severance Plan
43	Employee Compensation Claw-Back Policy
43	Executive Stock Ownership Policy
43	Prohibition on Hedging and Pledging
43	No Tax Gross-Ups
44	Regulatory Considerations
44	Compensation Risk Assessment

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Executive Compensation
I. EXECUTIVE COMPENSATION HIGHLIGHTS
This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and the compensation awarded to, earned by, or paid to each of our Named Executive Officers during the last completed fiscal year.

Named Executive Officers for 2023
For the year ended December 31, 2023, our Named Executive Officers consisted of the following:

Samuel D. Sledge	Adam Muñoz	David S. Schorlemer	Shelby K. Fietz	John J. “Jody” Mitchel
Chief Executive Officer	President and Chief Operating Officer	Chief Financial Officer	Chief Commercial Officer	General Counsel and Corporate Secretary

2023 Company Performance
$1.63 Billion	$86 Million
Total Revenue	Net Income
$375 Million	5.8 Million
Net Cash Provided by Operating Activities	Shares Repurchased and Retired

Strong Financial Performance and Continued Strategic Execution
2022 was a transitional year for the Company. Our 2022 business plan focused on making capital investments to support the Company’s implementation of next generation Tier IV DGB and electric fleet equipment designed to increase the Company’s competitiveness and earning power.
Following the Company’s investments in 2022, the Compensation Committee’s approach for 2023 was designed to align with the Company’s ongoing strategy to effectively implement its transformed, next generation fleet and continue to optimize its operations, an approach that supports the Company’s commitment to sustainability. In consideration of the Company’s ongoing transitional strategy and with a strong market outlook for 2023, the Compensation Committee designed the 2023 performance metrics for the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Annual Bonus Plan”) to incentivize the achievement of improved financial and operating results that were expected to be achieved from the Company’s recent investments, strategic priorities and operational improvement initiatives. The Committee retained the core financial metrics of Adjusted EBITDA and free cash flow (“FCF”) and set robust goals to incentivize a focus on improving the Company’s financial performance in what was expected to be a strong market cycle. During the course of 2023, the market for the Company’s services did not meet the expectations used to set the Company’s Annual Bonus Plan goals. As a result, the Company adjusted its public financial guidance to address these changed circumstances but despite the macro challenges faced by the Company and the associated adjustments in public guidance, the Compensation Committee elected not to change the goals established in the 2023 Annual Bonus Plan. As a result, the Company’s performance under the 2023 Annual Bonus Plan with respect to Adjusted EBITDA was below target and our performance with respect to Free Cash Flow was below threshold. However, our actual Adjusted EBITDA and FCF performance was substantially improved from 2022. The definitions of Adjusted EBITDA and FCF and other details regarding the use of these and other metrics in the Annual Bonus Plan can be found in Section III under the discussion of Annual Cash Incentive Awards in the description of Performance Measures and Payout Results beginning on page 36 below.
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Executive Compensation
To recognize the ongoing importance of advancing the Company’s approach to sustainability and ESG, which is aligned with the Company’s core strategy and fleet transition approach, the Committee refined the Company’s Sustainability and ESG objectives to align with the Company’s operational, human capital development and stakeholder engagement strategy and to increase the specificity of such goals.

Guiding Principles

Reward executives for exceptional performance and hold them accountable for poor performance in a manner that adheres to our values	Align executive interests with those of our stockholders by making a substantial portion of compensation performance-based and “at risk”	Provide the necessary flexibility to respond to varying market conditions and changing circumstances with a structure that ensures accountability in our cyclical and volatile business	Remain competitive in our industry in order to attract, retain and motivate the talent that is necessary to achieve our financial and strategic goals	Be internally consistent and equitable

Performance-Based Compensation Philosophy
Making a substantial portion of our Named Executive Officers’ compensation “at risk” and performance-based ensures that their interests are strongly aligned with those of our stockholders and, as a result, is one of the guiding principles of our executive compensation philosophy.
CEO(1)

Other NEOs Average(1)(2)

(1)
RSU and performance share unit (“PSU”) figures reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2023, calculated in accordance with FASB ASC Topic 718. Annual Incentive Bonus figures represent the 2023 target award opportunity under our Annual Bonus Plan.

(2)
Our long-term incentive program is designed to grant 50% RSUs and 50% PSUs on an annual basis. The grant date fair value of these awards calculated in accordance with FASB ASC Topic 718, which is what is reported above, can differ substantially from the method used by the Compensation Committee to evaluate value at the time of grant. Much like our Chief Executive Officer’s compensation, the percentage of compensation for our Named Executive Officers comprised of PSUs far exceeds the percentage of compensation comprised of RSUs for all of our Named Executive Officers except for Mr. Fietz when calculated in accordance with FASB ASC Topic 718. The average compensation composition was as follows for the non-CEO Named Executive Officers other than Mr. Fietz: Base Salary 20%; Annual Incentive Bonus 18%; PSUs 37%; RSUs 25%. Mr. Fietz received a substantial grant of RSUs in connection with his promotion, which resulted in the increased percentage of compensation comprised of RSUs reported above. We do not have a practice of granting a greater number or value of RSUs than PSUs as part of our normal annual grant practices.

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Executive Compensation

Compensation Policies and Practices
The following features of our executive compensation program promote sound compensation governance and are designed in the best interests of our stockholders and executives.
What We Do	What We Don’t Do

At least 50% of Long Term Incentive Awards are performance-based for Named Executive Officers
Use a mix of absolute and relative financial performance metrics (including relative total shareholder return (“TSR”)) in our incentive plans to avoid duplication of incentives across short- and long-term programs
Use ESG / sustainability metrics in our Annual Bonus Plan
Claw-back Policy
Independent compensation consultant
Independent Compensation Committee reviews and approves the compensation of our Named Executive Officers
Annual Say-on-Pay vote
Annual Compensation Committee assessment of compensation practices to eliminate any excessive risk
Significant stock ownership requirements

Single-trigger change in control payments
Tax gross-ups on severance or equity compensation
Repricing of stock options
Backdating of stock options
Employment agreements with executive officers
Derivative or hedging transactions or pledging of our securities by directors and executive officers

Say-on-Pay Advisory Vote
At the Company’s 2023 annual meeting, the stockholders of the Company were asked to approve, on an advisory basis, the compensation of the Named Executive Officers. Advisory votes in favor of our executive compensation program were cast by over 76% of the shares of common stock of the Company represented at the meeting (in person or by proxy) and entitled to vote.
Historically Strong Say-on-Pay Support
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Executive Compensation
The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy. Historically, our executive compensation program has received very strong stockholder support (averaging over 97% approval in the three years prior to 2023). We were disappointed with the 76% stockholder support for our 2023 Say-on-Pay vote. In connection with and following the 2023 Annual Meeting of Stockholders, the Compensation Committee sought to better understand the views of our stockholders and address their concerns.
Stockholder Engagement in 2023
We believe that discussions with a broad range of our stockholders help ensure that the Board and our management team understand our stockholders’ priorities and can work to address those priorities effectively. Accordingly, the Board and our management team undertook an extensive stockholder engagement effort in 2023, with a specific focus on reviewing our strategy and value proposition and getting feedback on the Company’s corporate governance structure, including our executive compensation program, approach to human capital management and sustainability matters. As part of our stockholder outreach, we engaged with stockholders representing 90% of our total shares outstanding. The stockholders with whom we interacted in 2023 represent holdings both large and small. Meetings with our stockholders occurred both before and following our 2023 Annual Meeting of Stockholders, though most occurred following the meeting. The chair of our Compensation Committee participated in meetings with stockholders representing 49% of our total shares outstanding. Our Board, Compensation Committee and management team take our stockholders’ concerns seriously and are committed to listening and incorporating changes to our compensation program when warranted. We asked for and received meaningful stockholder feedback on specific elements of our executive compensation program. The stockholders we spoke with almost universally indicated that they were supportive of our executive compensation program but would prefer not to see the Company accelerate the vesting of equity awards in the event of a retirement (or other voluntary departure) by our executives in future years. The Compensation Committee took this feedback and the results of the “Say-on-Pay” vote in account when evaluating the compensation of the Named Executive Officers in 2023 but did not make any material changes to our compensation program as a result since the decrease in support for our “Say-on-Pay” vote in 2023 appears to be almost entirely the result of a specific 2022 action and not as a result of the structure of our ongoing annual compensation program. We have continued, and plan to continue, engaging in ongoing stockholder outreach regarding corporate governance generally, including executive compensation programs.
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Executive Compensation
II. WHAT GUIDES OUR PROGRAM
Our executive compensation program is designed to attract, motivate, and retain the management talent that we believe is necessary to achieve our financial and strategic goals. Further, we believe that our executive compensation program should be appropriately tailored to balance short-term compensation with intermediate and long-term compensation while allowing for measurement of and accountability for strategic goals in varying market conditions. We believe this structure effectively aligns the interests of our executives with the interests of our stockholders.
In establishing and evaluating our executive compensation programs, the Compensation Committee strives to achieve total compensation for our executives that reflects their individual contributions to the Company, responsibilities, duties, and experience and is competitive with the companies with which we compete for executive talent.

Philosophy and Guiding Principles of Our Compensation Program
Our compensation program is guided by the following principles:
1	Reward for Exceptional Performance and Accountability for Poor Performance
Our Named Executive Officers should be rewarded for exceptional performance and held accountable for poor performance with respect to our annual and longer-term strategic goals. Our Named Executive Officers must work to achieve these goals in a manner that is consistent with our values and policies. We tie a significant portion of each Named Executive Officer’s compensation to the achievement of financial, strategic, and operational goals based on both short- and long-term corporate performance measures while retaining sufficient flexibility to modify or claw-back compensation if necessary. We also retain the flexibility to structure the performance measures to respond to the changing needs of the business through varying market cycles. See “Annual Cash Incentive Awards” and “Long Term Incentive Awards” below.

2	Align Interests of Executives and Stockholders
Compensation for our Named Executive Officers should align their interests with those of our stockholders. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at risk,” through an annual bonus program based on our performance goals and the granting of long-term incentive equity awards, which include time-vested RSUs and performance-based RSUs. As performance goals are met, not met, or exceeded, executives are rewarded commensurately. Our Stock Ownership Guidelines also require each Named Executive Officer to retain significant ownership in the Company’s common stock such that they are invested in our success over the long term along with our stockholders.

3	Flexibility to Respond to Changing Circumstances
We are in a cyclical and volatile business. As a result, our Compensation Committee feels it is important to have a flexible compensation program that is responsive to unforeseen circumstances that arise during the year. To meet this objective, the Compensation Committee retains discretion to increase or decrease the bonuses paid to each Named Executive Officer pursuant to our Annual Bonus Plan from the amount that would be indicated by the pre-established performance metrics if circumstances so warrant.

4	Industry Competitive
Total executive compensation should be industry-competitive so that we can attract, retain, and motivate talented executives with the experience and skills necessary for our success. We stay apprised, with the assistance of the Compensation Committee’s independent compensation advisor, of the amounts and types of executive compensation paid to similarly situated executives by companies with which we compete for executive talent as well as general industry trends and best practices.

5	Internally Consistent and Equitable
Executive compensation should be internally consistent and equitable. We consider not only the compensation paid by our peer companies, but also our Named Executive Officers’ capabilities, levels of experience, tenures, positions, responsibilities, and contributions when setting their compensation. Additionally, our Compensation Committee feels that our Named Executive Officers should have a larger proportion of their compensation “at risk” and tied to corporate performance than our general employee population because they are typically in a position to have a more direct impact on the achievement of our performance goals.

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Executive Compensation

How We Make Compensation Decisions
THE ROLE OF THE COMPENSATION COMMITTEE
Our Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee is responsible for establishing the elements, terms, and target value of compensation paid or delivered to our Named Executive Officers but often consults the full Board with respect to material compensation actions. Our Compensation Committee is also involved in all executive succession planning. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at https://ir.propetroservices.com/compensation-committee-charter. In determining the compensation of our Named Executive Officers, the Compensation Committee considers:
•
the information and advice provided by its compensation consultant,

•
our corporate goals,

•
historic and projected performance,

•
the current economic and commodities environment,

•
individual performance, experience, and responsibilities of each of our Named Executive Officers,

•
the results of the “Say-on-Pay” vote and feedback received from stockholders through our outreach and engagement efforts, and

•
other relevant factors.

THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS
With respect to the compensation of the Named Executive Officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. Additionally and taking into consideration our Named Executive Officers’ integral role in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that our Chief Executive Officer provide the initial recommendations on the appropriate goals for the performance metrics used under our Annual Bonus Plan and may choose to accept or modify these recommendations in its sole discretion. In addition, the Compensation Committee may invite any Named Executive Officer to attend Compensation Committee meetings to report on the Company’s progress with respect to the interim or final status of performance metrics. All Named Executive Officers are excluded from any decisions or discussions regarding their individual compensation.
THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
Pearl Meyer served as the Compensation Committee’s independent compensation consultant in 2023. The compensation consultant provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company’s executive compensation program, as well as other matters related to officer, senior management, and director compensation and corporate governance. For example, our compensation consultant regularly updates the Compensation Committee on regulatory changes impacting executive compensation, proxy advisor policies, and compensation-related risks. In addition, they provide the Compensation Committee with relevant data, including market and peer-company compensation and performance surveys and information and advice regarding trends and developments in executive and director compensation practices in our industry. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.
Our compensation consultant reports directly and exclusively to the Compensation Committee and does not provide any other services to management, the Company, or its affiliates. While the Compensation Committee generally reviews and considers information and recommendations provided by the compensation consultant, they do not make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company. The Compensation Committee has the discretion to allow our compensation consultant to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2023, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the “NYSE” Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Pearl Meyer and that Pearl Meyer was independent from management. Other than Pearl Meyer, no other compensation consultants provided services to the Compensation Committee during 2023.
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Executive Compensation

Use of Peer Compensation Data
The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Compensation Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and Named Executive Officer pay opportunities remain appropriately competitive. As part of its evaluation, the Compensation Committee works with its independent consultant to validate that the companies included in its peer group are as comparable as possible to the Company in terms of operations, revenue, market capitalization, and geographic location.
The 2023 peer group was determined by the Compensation Committee based on an in-depth review from its independent compensation consultant. This review included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s growth and evolution, as well as an examination of the broader marketplace. Following such review and with input and support from the Company’s management, Pearl Meyer recommended, and the Compensation Committee agreed, that no modifications were necessary and that the 2023 peer group should remain the same as the 2022 peer group. In setting 2023 target compensation levels for the Named Executive Officers, as well as evaluating TSR performance for the PSUs granted in 2023, the Company used the 2023 peer group detailed below (such companies, the “2023 Peer Group”):
• Archrock, Inc. • ChampionX Corporation • Helmerich & Payne, Inc. • Liberty Oilfield Services Inc. • Nabors Industries Ltd.	• NexTier Oilfield Solutions Inc. • Nine Energy Services Inc. • Oil States International, Inc. • Patterson-UTI Energy, Inc.	• Precision Drilling Corporation • RPC, Inc. • Select Energy Services, Inc. • U.S. Silica Holdings. Inc
In 2023, the comparative compensation data reviewed by the Compensation Committee was created by Pearl Meyer based on data from a blend of the 2023 Peer Group and survey data collected by Pearl Meyer from companies in the energy industry with corporate revenues of approximately $1 billion (the “Peer Data”). Data from both sources was used to provide the best mix of authorities for competitive positions and to help smooth volatility of changes in the peer group. The Compensation Committee generally targets total compensation for each of our Named Executive Officers and directors, as well as each element of compensation, at or about the 50th percentile of the Peer Data. However, the Compensation Committee also considers many other factors when establishing compensation levels, including but not limited to, internal pay equity at the Company, each executive’s experience and responsibility, succession planning, and recruiting and retention concerns.
As a result, the compensation of our Named Executive Officers and directors may be higher or lower than the 50th percentile of the 2023 Peer Group or the Peer Data.
III. ELEMENTS OF COMPENSATION AND 2023 DECISIONS IN DETAIL

As shown below, a significant portion of the target compensation for our Named Executive Officers in 2023 was performance-based and an even larger portion is variable or “at risk,” meaning that it can be forfeited, and its value is dependent upon factors such as our stock price or company performance.
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Executive Compensation
		Element	Purpose	Changes for 2023
◄ FIXED ►	Short-Term	BASE SALARY	• To provide a consistent, minimum level of pay that is sufficient to allow us to attract and retain executives with the appropriate skills and experience for their positions	• Increases as needed to reflect new position appointments or misalignment with market
◄ AT RISK ►		ANNUAL CASH INCENTIVE BONUS
•
To motivate and reward the achievement of our annual individual and operational performance goals

•
70% was based on the achievement of quantitative performance goals and 30% was based upon a qualitative analysis of individual and operational performance for the fiscal year

• Further aligned bonus targets, including Sustainability and ESG performance, with the execution of the Company’s strategic transitional investments
	Long- Term	LONG-TERM INCENTIVE AWARDS
•
To ensure retention and drive performance, while aligning the interests of our Named Executive Officers with those of our stockholders

•
Generally, 50% RSUs that vest equally on each of the first three anniversaries of grant, and 50% PSUs that vest, if earned, following the completion of a three-year performance period, in each case subject to continued employment

• No material changes

Base Salary
The Compensation Committee monitors and adjusts salaries for our Named Executive Officers over time as necessary to remain competitive with market rates for similarly situated officers at our peer companies and to reflect changes in each Named Executive Officer’s role, duties and responsibilities.
	Base Salary as of
Name	December 2022 ($)	December 2023 ($)
Samuel D. Sledge(1)	700,000	800,000
David S. Schorlemer(1)	477,000	515,000
Adam Muñoz(1)	550,000	572,000
Shelby Fietz(2)	n/a	495,000
John J. Mitchell(3)	n/a	387,000

(1)
Increases in base salary for Messrs. Sledge, Schorlemer and Muñoz were to ensure their compensation remained competitive with individuals in similar positions at members of the 2023 Peer Group.

(2)
Mr. Fietz was appointed as Chief Commercial Officer on November 26, 2023 and did not serve as a Named Executive Officer in 2022. As a result, his base salary for 2022 is not reflected above. Mr. Fietz’s base salary was increased from $345,000 to $495,000 in connection with his promotion to reflect the added responsibilities of his new role.

(3)
Mr. Mitchell was appointed as General Counsel and Corporate Secretary on January 1, 2023 and did not serve as a Named Executive Officer in 2022. As a result, his base salary for 2022 is not reflected above. His base salary for 2023 reflects his experience, position, and responsibility level in his new role.

Annual Cash Incentive Awards
The Annual Bonus Plan governs cash incentive awards made each year to our Named Executive Officers. Awards under the Annual Bonus Plan are tied to the achievement of performance goals, which may be based on qualitative or quantitative measures, or both, as determined by the Compensation Committee.
TARGET AWARD OPPORTUNITIES
In February 2023, the Compensation Committee established the following target bonuses under the Annual Bonus Plan for each of the Named Executive Officers:
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Executive Compensation
Name	2023 Target Bonus Award Opportunity (% of base salary)
Samuel D. Sledge(1)	105%
Adam Muñoz	100%
David S. Schorlemer(1)	90%
Shelby Fietz(1)	90%
John J. Mitchell	75%

(1)
The target bonuses for Messrs. Sledge, Schorlemer and Fietz were increased from 2022 targets of 100%, 80% and 60% to 2023 targets of 105%, 90% and 90%, respectively, to better align with market and to reflect Mr. Fietz’s promotion.

Target bonus levels for each executive were established by the Compensation Committee after reviewing peer group data and considering each Named Executive Officer’s responsibility and experience.
PERFORMANCE MEASURES AND PAYOUT RESULTS
Each year, the Compensation Committee establishes performance metrics and threshold, target, and maximum goals for each such metric. Potential payouts under the Annual Bonus Plan depend on the actual performance level for each metric established by the Committee, as outlined below.
Performance Level	Payout (as a % of Target Bonus)
Threshold	50%
Target	100%
Maximum	200%
If performance falls between the specified performance levels, payments are generally determined via straight-line interpolation. If performance falls below the threshold performance level, no payments will be awarded. The Annual Bonus Plan provides the Compensation Committee or the Board with the discretion to increase or decrease actual payout amounts otherwise resulting from the pre-established metrics, as it may deem necessary.
Under the 2023 Annual Bonus Plan, as in prior years, the Compensation Committee selected a mix of quantitative and qualitative performance metrics to incentivize achievement of specific pre-established financial and safety metrics, while enabling the Compensation Committee the ability to encourage performance with respect to areas that are important to the growth and success of the Company but are harder to measure. While the Compensation Committee values qualitative metrics as a tool, it felt that the vast majority of the annual bonus should be calculated based on quantitative metrics, with a significant emphasis on financial metrics. To that end, 70% of each Named Executive Officer’s annual bonus for 2023 was based on the achievement of quantitative metrics (Adjusted EBITDA, FCF and safety), with 60% of that 70% dedicated to financial performance. The remaining 30% of the annual bonus for 2023 was based upon a qualitative analysis of sustainability and ESG initiatives (10%) and individual and operational performance (20%).
The Compensation Committee maintained consistency in the performance metrics because they remain important to the ongoing success of the Company and serve to focus executives on key objectives that position the Company for sustained growth and consistent operational performance. Specifically, the Compensation Committee continues to see Adjusted EBITDA and FCF as effective measures of the Company’s financial performance and capital discipline and measures that support the Company’s ability to generate enhanced shareholder returns, while total recordable incident rate (“TRIR”) is an important measure of safety.
In 2022 the Committee adjusted the weighting of the FCF metric, expecting that FCF performance would be significantly impacted in 2022 as a result of the Company’s strategic capital reinvestment program driving a conversion of the Company’s fleets to electric and Tier IV DGB (dual fuel) equipment. This strategic fleet transition was designed to position the Company to provide a more competitive and sustainable service offering for its customers. The most significant capital investments associated with this program were successfully completed in 2022 and the Company now has an updated fleet of next generation Tier IV DGB equipment and a growing fleet of electric equipment, allowing it to maintain a strong competitive position in the market, pursue its sustainability goals and meet customer demand. With the capital reinvestment program complete, in 2023, the Adjusted EBITDA and FCF metrics were rebalanced to increase the weighting of the FCF metric.
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Executive Compensation
The qualitative component of the Annual Bonus Plan allows the Committee to assess the Company’s progress towards the achievement of strategic goals, each Named Executive Officer’s specific contribution to the achievement of those strategic goals, and progress towards selected sustainability and ESG goals, which continued to be refined.
	Measure	Weighting	Threshold	Target	Maximum	Actual 2023 Performance	Payout as a Percentage of Target Bonus
QUANTITATIVE MEASURE	Adjusted EBITDA(1)(3)	40%	$333MM	$477MM	$572MM	$404MM	30%
	FCF(2)(3)	20%	$126MM	$181MM	$217MM	$94MM	0%
	Safety—TRIR(4)	10%	0.75	0.65	0.50	0.68	8.5%
	Quantitative Total	70%					38.5%
QUALITATIVE MEASURE	ESG(5)	10%					15%
	Individual and Operational Performance(6)	20%					34.1 − 39.5%
	Qualitative Total	30%					49.1 – 54.5%
	Overall Total	100%					87.6 – 93%

(1)
We define EBITDA as earnings before (i) interest expense, (ii) income taxes, and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA, plus (i) loss/(gain) on disposal of assets, (ii) loss/(gain) on extinguishment of debt, (iii) stock-based compensation, and (iv) other unusual or non-recurring (income)/expenses, such as impairment charges, severance, costs related to our IPO and costs related asset acquisition or one-time professional fees. For a more detailed definition of the non-GAAP financial measure of Adjusted EBITDA and reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated in accordance with GAAP, please read “How We Evaluation Our Operations” in our Form 10-K filed for the year ended December 31, 2023.

(2)
We define FCF as Adjusted EBITDA less Total Capital Expenditures, which are defined as costs incurred in connection with the growth and maintenance of our asset base. For a more detailed definition of Total Capital Expenditures please see Note 11—Reportable Segment Information in the Notes to Consolidated Financial Statements to our Form 10-K filed for the year ended December 31, 2023.

(3)
The Compensation Committee may provide for the manner in which actual performance and the performance goal(s) with regard to these metrics will reflect the impact of specified events or occurrences during the year, which may mean including or excluding the impact of one or more events or occurrences, as specified by the Compensation Committee, for the year.

(4)
TRIR stands for Total Recordable Incident Rate and is a measurement of workplace safety calculated as follows: (total number of recordable incidents amongst covered personnel in the applicable period (here, 2023) multiplied by 200,000) divided by the total man hours worked by covered personnel in the applicable period. TRIR is a commonly accepted and utilized metric for both workplace safety regulation and for making safety performance comparisons amongst companies. The Company uses an annual TRIR metric in our compensation program to reflect aggregate safety performance across the year being reviewed.

(5)
We define ESG as Environmental, Social, and Governance. For 2023, the Compensation Committee established the following ESG goals: (i) publish the Company’s inaugural Sustainability Report in the third quarter of 2023; (ii) achieve reduced greenhouse gas (“GHG”) emissions through Tier IV DGB fleet equipment diesel displacement performance, measured over the last three quarters of 2023 as follows: threshold: 6.1% CO2e emissions reduction; target: 8.9% CO2e emissions reduction; maximum: 11.7% CO2e emissions reduction; and (iii) complete a company-wide employee engagement survey.

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Executive Compensation
(6)
The corporate strategic goals for 2023 were focused on execution on goals to advance the Company’s strategic priorities of  (i) optimizing and industrializing operations; (ii) pursuing a more capital light asset profile and next generation fleet; (iii) implement and integrate innovative technologies, (iv) pursuing opportunistic strategic acquisitions; and (v) maintaining a strong balance sheet.

After considering the Company’s performance with respect to all three ESG goals, in the aggregate, the Compensation Committee determined that the Company had performed above expectations with respect to the ESG metric, awarding a 15% payout percentage for this metric. In the Compensation Committee’s judgment, the Company exceeded its goals for the breadth of the initial report and the robust data and qualitative disclosures included in the report. The Committee noted that the report was issued before the Company’s third quarter earnings release and was well received during the Company’s fall investor engagement meetings.
The Compensation Committee established a GHG reduction goal focused on the Company’s operational performance in diesel displacement utilizing its strategically important Tier IV DGB (dual fuel) fleet equipment. This equipment is designed to displace diesel with lower-emission, more cost effective natural gas, and, when operated effectively, allows the Company to provide a more competitive service offering while lowering the GHG and particulate emissions associated with its operations. In reviewing the Company’s accomplishments in connection with this goal, the Committee credited the Company’s success, noting that the Company displaced almost 19.5 million gallons of diesel over the measurement period, resulting in an 8.1% reduction in CO2e emissions for operations with this equipment. In assessing performance on this metric, the Committee recognized that the Company exhibited strong overall performance with a significant improvement from 2022 and consistent advancement over the measurement period with the best performance in the fourth quarter and a high-water mark in December to close the year. The Committee also considered the impact of several unanticipated challenges that it determined were outside the Company’s control related to customer fuel-type choices and equipment performance limitations in high ambient summer temperatures, as well as positive feedback from Company’s customers regarding its performance.
Lastly, the Compensation Committee recognized successful execution of an initial Company-wide employee engagement survey, which resulted in key actions to improve job training and overall work environment.
In connection with these achievements, the Compensation Committee certified one hundred fifty percent (150%) achievement of the Company’s 2023 ESG goals.
The Committee determined that 2023 was a year of notable achievements towards the Company’s strategic operational performance objectives during what remains a transitional period for the Company. In particular, the Company saw significant improvement in its financial results and continued progress in the execution of its strategic priorities. During 2023, the Company achieved revenue of  $1.6 billion and net income of  $86 million, each representing significant improvements over 2022 results. The Company also deployed its first two FORCESM electric fleets, demonstrated improvement in the performance of its next generation Tier IV DGB hydraulic fracturing equipment, instituted a share repurchase plan that resulted in 5.8 million shares being repurchased and retired, representing approximately 5% of the shares outstanding when the program commenced, realized results from its internal optimization program, which supported the improved financial performance, completed the integration of Silvertip Completion Services (“Silvertip”), and closed an acquisition of Par Five Energy Services (“Par Five”), a cementing services company. These results were achieved despite a challenging macro market for the Company’s services with customers remaining disciplined and demand trending downwards in the second half of the year. The Compensation Committee determined that performance exceeded the target level for each Named Executive Officer. Mr. Sledge was credited with leadership in driving the improvement in the Company’s performance in 2023 when compared to 2022, the successful Silvertip integration and the Company’s progress in its fleet transition strategy; Messrs. Muñoz and Schorlemer were recognized for the continued success of the Company’s internal optimization program, which supported the Company’s significant increase in FCF. Messrs. Fietz, Mitchell and Muñoz were credited for the successful commercial negotiations and operational deployment related to the Company’s first two FORCESM electric fleets. Mr. Mitchell and Mr. Schorlemer were recognized for their leadership in executing the Par Five acquisition. The Committee also noted the leadership provided by Mr. Schorlemer in establishing the Company’s share repurchase plan and Mr. Mitchell in the development of the Company’s sustainability report and its corporate office relocation.
As a result of its assessment of performance, the Compensation Committee certified a range of attainment of one hundred seventy and one-half percent (170.5%) to one hundred ninety-five percent (195%) achievement for the individual and operational performance metric.
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Executive Compensation
As a result, the Compensation Committee approved the following payments under the Annual Bonus Plan:
Name	2023 Target Bonus Award Opportunity as a Percentage of Base Salary	Value of 2023 Target Bonus Award Opportunity ($)	Actual Payout as a Percentage of Target Bonus	Value of Actual 2023 Annual Bonus ($)(1)
Samuel D. Sledge	105%	840,000	87.6%	735,800
David S. Schorlemer	90%	463,500	87.6%	406,200
Adam Muñoz	100%	572,000	87.6%	501,100
Shelby Fietz(2)	90%	445,500	93%	414,500
John J. Mitchell	75%	290,250	93%	270,000

(1)
Bonus amounts were rounded up or down to the nearest hundred dollars.

(2)
The target bonus for Mr. Fietz for 2023 was adjusted in connection with his promotion, and his Base Salary and target bonus as of December 31, 2023 were utilized for determining his award under the 2023 Annual Bonus Plan.

Long Term Incentive Awards
AWARDS GRANTED IN 2023
Our mix of time- and performance-based awards is intended to achieve the twin goals of ensuring retention and driving performance, while aligning the interests of our Named Executive Officers with those of our stockholders by providing an opportunity for increased share holdings. Both RSUs and PSUs may be settled in shares of our common stock or in the cash equivalent of the same.
In 2023, 50% of the value of each Named Executive Officer’s long term incentive awards were granted pursuant to the ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “2020 LTIP”) in the form of RSUs that vest in three substantially equal annual installments commencing on the first anniversary of the grant date. The other 50% was granted in the form of PSUs that vest, if earned, following the completion of a three-year performance period, in each case subject to the Named Executive Officer’s continued employment through the end of such period.
The PSUs granted in 2023 vest based on the Company’s TSR as compared to the TSR of the 2023 Peer Group. After careful review, the Compensation Committee chose to use the same 2023 Peer Group to set 2023 target compensation levels for our Named Executive Officers and evaluate TSR performance for the PSUs granted in 2023. Recipients of PSUs may earn between 0% and 200% of the target number of shares granted, as indicated in the following table. If performance falls between the specified performance levels, payouts will be determined via straight-line interpolation. If performance falls below the threshold performance level, no payouts will be awarded. If the Company’s TSR is below zero on an absolute basis for the performance period, the number of PSUs earned shall be reduced in accordance with the table below. For PSU awards granted in 2021, if the Company’s TSR was below zero, the awards would not vest in excess of the target number of PSUs granted. As illustrated in the table below, beginning in 2022, the Compensation Committee modified the approach for the PSU awards to provide the potential for an over target award if TSR is negative. The Committee’s goal was to ensure the Named Executive Officers will continue to be strongly motivated to outperform the Company’s peers, even in a negative TSR environment, while retaining a meaningful reduction in the number of PSUs settled if absolute TSR was negative for the performance period so that the Named Executive Officers’ continue to be motivated to achieve a positive absolute TSR.
		Payout (as a % of Target Number of PSUs Granted)	Payout (as a % of Target Number of PSUs Granted) if TSR is Below Zero
Company’s Percentile Rank in Peer Group	≥ 90th Percentile	200%	175%
	75th Percentile	175%	150%
	50th Percentile	100%	90%
	25th Percentile	50%	40%
	< 25th Percentile	0%	0%
The performance period for the 2023 PSU awards commenced on January 1, 2023 and ends on December 31, 2025.

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Executive Compensation
If a peer company is acquired by another peer company during the performance period, the acquirer will remain in the peer group but the acquired company will be excluded from the peer group entirely. If a peer company files for bankruptcy during the performance period, it will remain in the peer group but will be ranked last. Should a peer company cease to exist as a separate publicly traded company for any other reason during the performance period, it will be excluded from the peer group entirely.
The annual value of each Named Executive Officer’s long-term incentive award is generally determined in conjunction with the Compensation Committee’s annual compensation analysis or, if later, in connection with the Named Executive Officer’s promotion or hire date following the Compensation Committee’s review of peer compensation data and consideration of each Named Executive Officer’s position and associated responsibilities. In 2023, the Compensation Committee granted the RSUs and PSUs included in the table below to our Named Executive Officers. Except as specified below, all awards were granted in February of 2023.
Name	Number of RSUs Granted in 2023	Value of RSUs Granted in 2023(1) ($)	Target Number of PSUs Granted in 2023	Value of PSUs Granted in 2023(1) ($)
Samuel D. Sledge	174,358	1,699,991	174,358	2,510,755
David S. Schorlemer	61,538	599,996	61,538	886,147
Adam Muñoz	87,179	849,995	87,179	1,255,378
Shelby Fietz(2)	354,536	3,297,018	10,615	152,856
John J. Mitchell	34,564	336,999	34,564	497,722

(1)
Amounts in these columns reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2023 under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718. Because the grant date fair value is calculated differently for time-based and performance-based awards under FASB ASC Topic 718, the value of the awards reported is different even though the number of RSUs and PSUs granted to each Named Executive Officer is the same. The number of awards granted by the Compensation Committee and the Board in 2023 were calculated based on the closing price on the date of grant, which is the standard practice, rather than the accounting grant date fair value.

(2)
Mr. Fietz was granted 10,615 RSUs and 10,615 PSUs during the annual grant cycle in February of 2023. He was also granted 30,769 RSUs as a special retention award in February of 2023. The retention RSUs Mr. Fietz received vest 33.33% on May 31, 2024 and 66.67% on May 31, 2025. This targeted award was granted before Mr. Fietz was promoted and was intended to recognize Mr. Fietz’s vital role in the Company’s leadership, strong contributions to the Company’s business development and supply chain functions, and to provide Mr. Fietz with a strong incentive to remain with the Company for several years. Mr. Fietz also received a grant of 313,152 RSUs in connection with his promotion to Chief Commercial Officer in November of 2023, which vest ratably over three years, consistent with the Company’s normal RSU vesting schedule. The number of RSUs awarded to Mr. Fietz in connection with his promotion and the determination that this award should consist of RSUs instead of a combination of RSUs and PSUs were made after reviewing (i) a market analysis by Pearl Meyer for awards made in connection with comparable commercial roles, (ii) the value of his unique skill set and relationships with the Company’s customers, and (iii) the competitiveness in our local market for similar executives. The special retention award and the award in connection with Mr. Fietz’s promotion were non-routine. Mr. Fietz’s annual equity grant for 2024 was substantially smaller than his aggregate grants in 2023 and consisted 50% of RSUs and 50% of PSUs. The Compensation Committee does not anticipate granting any special retention or other non-routine equity awards to named executive officers in 2024.

AWARDS SETTLED FOLLOWING THE END OF 2023
Much like the PSUs granted in 2023, the PSUs granted in 2021 vested based on performance over a three-year performance period. In accordance with the compensation philosophy and designs adopted by the Compensation Committee, the PSUs granted in 2021 resulted in an award of zero shares. Our philosophy is that these long-term incentive awards should drive strong alignment between our stockholders and executives and pay for positive performance. For this assessment period, performance was below expectations and the PSUs yielded a result reflective of this performance.
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Executive Compensation

Employee Benefits, Perquisites, and Special Payments
HEALTH/WELFARE PLANS
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans on the same basis, including: medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and group life insurance.
RETIREMENT PLANS
We currently maintain a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee’s contributions, and we may make certain discretionary profit-sharing contributions. Both the matching contributions and the profit-sharing contributions vest immediately. We believe that offering a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions and profit-sharing contributions that vest over time add to the overall desirability of our compensation packages and further incentivize our employees in accordance with our compensation policies. We do not maintain any defined benefit pension plans or deferred compensation plans.
PERQUISITES
Messrs. Sledge, Muñoz, Schorlemer, Fietz and Mitchell each participated in a vehicle allowance program during 2023. In 2023, the Company also provided other limited perquisites to its Named Executive Officers, including club memberships and dues, and also permitted Mr. Sledge’s and Mr. Fietz’s spouses, respectively, to accompany them on certain business trips via Company chartered aircraft that resulted in no incremental cost to the Company. The Compensation Committee reviews the perquisites we provide to our Named Executive Officers periodically, including in 2023, to ensure that they are necessary to retain our executives, appropriate, and consistent with benefits offered by companies with which we compete for executive talent.
IV. OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Executive Severance Plan
The Board adopted the Second Amended and Restated ProPetro Services, Inc. Executive Severance Plan and subsequently (the “Executive Severance Plan”) because they and the Compensation Committee felt it was desirable to pivot away from individually negotiated employment agreements and towards a streamlined plan providing for more uniform treatment upon a termination of employment. Each of our Named Executive Officers is a participant in the Executive Severance Plan. We believe the Executive Severance Plan serves to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of the Company and stockholder value. Further, providing market severance benefits is an important element of compensation that allows us to attract and retain talented executives, ensuring continuity of management, stability of the Company, and efficient execution of our business goals.
The amounts of the severance and benefits established for each “Tier” under the Executive Severance Plan were selected after the Compensation Committee received advice from its independent compensation consultant at the time of adoption regarding the types and amounts of severance that are market among the Company’s peers. The Compensation Committee also considered its members’ ample experience in the industry when making this determination. The Tier level assigned to each participant in the plan was determined based on each participant’s position and responsibility. No changes were made to the Tier levels for the Named Executive Officers in 2022, except that Messrs. Fietz and Mitchell both became Tier 2 participants in connection with their promotions in 2023. Mr. Fietz had previously been designated as a Tier 3 participant in the Severance plan. The Tier levels for each of the Named Executive Officers and the terms of the Executive Severance Plan are described in detail below in the section entitled “Potential Payments upon Termination and Change of Control―Executive Severance Plan.”
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Executive Compensation

Employee Compensation Claw-Back Policy
Effective October 11, 2023, we adopted the ProPetro Holding Corp. Incentive-Based Compensation Recovery (Clawback) Policy (the “Clawback Policy”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover from any covered executive the amount of any incentive-based compensation granted, earned or vested within the three preceding completed fiscal years, to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, earned, or vested had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered executives” for purposes of the Clawback Policy. Incentive-based compensation is not subject to the Clawback Policy if it is received (i) prior to the date a covered executive becomes an executive officer or (ii) prior to October 2, 2023.

Executive Stock Ownership Policy
Under the terms of our Executive Stock Ownership Policy, our executive officers must own shares of our common stock or certain equity awards with a value equal to not less than the following multiples of base salary:
Office	Multiple of Base Pay
Chief Executive Officer	■ ■ ■ ■ ■	5x
Chief Financial Officer and Chief Operating Officer	■ ■ ■	3x
All other executive officers	■	1x
Any individuals who became executive officers as a result of an internal promotion or a new hire, will have five years from the date of being named an executive officer to meet the stock ownership guidelines. As a result, all of our Named Executive Officers still have additional time in which to comply with these guidelines. In calculating the value of shares of our common stock or certain equity awards held for purposes of determining compliance with the policy, such value is equal to the closing price per share on the measurement date, based on shares owned outright and unvested RSUs, with the value of such unvested RSUs discounted by 40%. Unexercised option awards and unvested PSUs are excluded from the calculation.

Prohibition on Hedging and Pledging
We believe that derivative transactions, including puts, calls, and options, and hedging transactions for our securities carry a high risk of inadvertent securities laws violations and may lead to an officer, director, or employee no longer having the same objectives as the Company’s other stockholders. For these reasons, we prohibit our directors, officers, and employees from engaging in any type of derivative or hedging transactions in respect of our securities pursuant to our Insider Trading Compliance Policy. Company stock pledged as collateral, including shares held in a margin account, may be sold without the consent of the holder by the lender in a foreclosure or default event, which could lead to inadvertent securities laws violations. For this reason, pursuant to our Insider Trading Compliance Policy, we prohibit pledging Company securities as collateral to secure loans and purchasing Company securities on margin.

No Tax Gross-Ups
We do not provide gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
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Regulatory Considerations
The tax and accounting implications of utilizing various forms of compensation are considered when adopting new or modifying existing compensation programs. Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) generally precludes a publicly held company from taking a federal income tax deduction for compensation paid in excess of  $1 million per year to certain covered employees, which include our Named Executive Officers. To maintain flexibility in compensating the Company’s executive officers in a manner designed to promote achievement of corporate goals, retention and recruitment, the Compensation Committee has not adopted a policy requiring all compensation to be tax deductible and expects that the deductibility of certain compensation paid will be limited by Section 162(m).

Compensation Risk Assessment
The Compensation Committee reviews our compensation policies and practices on an annual basis to identify any risks posed by these programs and to assess the appropriateness of any risks identified. We believe that any risks associated with our compensation policies and practices are mitigated in large part by the following factors and, therefore, that no such risks are likely to have a material adverse effect on us:
We pay a mix of compensation which includes short-term cash and long-term equity-based compensation.

We base the vesting and payment of our incentive compensation awards on several different performance metrics, which discourages our employees from placing undue emphasis on any one metric or aspect of our business at the expense of others.

We believe that our performance metrics are reasonably challenging yet should not require inappropriate risk-taking to achieve.

The performance metrics for awards under our Annual Bonus Plan include quantitative financial and operational metrics as well as qualitative metrics related to our operations, strategy, and other aspects of our business, as well as the individual performance of our executives, and our Compensation Committee retains discretion to modify payout amounts under the Annual Bonus Plan, as appropriate.

The performance periods under our PSUs overlap, and our time-vested RSUs generally vest over a three-year period. This mitigates the motivation to maximize performance in any one period at the expense of others.

Our Named Executive Officers are required to own our common stock at levels provided in our Executive Stock Ownership Guidelines.
We have instituted a claw-back policy, which allows us to claw-back compensation in the event of a financial restatement or certain misconduct.
We believe that we have an effective management process for developing and executing our short- and long-term business plans.
Our compensation policies and programs are overseen by the Compensation Committee.
The Compensation Committee retains an independent compensation consultant.
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Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the above CD&A with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
The Compensation Committee of the Board of Directors
	MICHELE VION	ANTHONY J. BEST	JACK B. MOORE
Chair
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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation provided by us to our Named Executive Officers for the fiscal years ended December 31, 2023, 2022, and 2021.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Samuel D. Sledge Chief Executive Officer	2023	800,000	―	4,210,746	―	735,800	41,414	5,787,960
	2022	700,000	―	3,258,631	―	1,036,000	33,663	5,028,294
	2021	455,962	―	2,216,599	―	457,500	34,588	3,164,649
Shelby Fietz(6) Chief Commercial Officer	2023	365,193	―	3,449,874	―	414,500	56,729	4,286,296
Adam Muñoz President and Chief Operating Officer	2023	572,000	―	2,105,373	―	501,100	52,359	3,230,832
	2022	550,000	―	2,215,845	―	864,000	58,608	3,688,453
	2021	475,193	―	1,796,100	―	470,300	46,142	2,787,735
David S. Schorlemer Chief Financial Officer	2023	515,000	―	1,486,143	―	406,200	72,509	2,479,852
	2022	477,000	―	1,564,132	―	634,800	79,928	2,755,860
	2021	450,000	75,000	1,342,668	―	356,400	282,713	2,506,781
John J. “Jody” Mitchell(6) General Counsel	2023	387,000	―	834,721	―	270,000	51,414	1,543,135

(1)
The amounts in this column represent the base salary of each Named Executive Officer earned for the year indicated. The amount included herein for Mr. Fietz reflects the prorated base salary Mr. Fietz received during 2023 based on his promotion to Chief Commercial Officer of the Company effective November 26, 2023.

(2)
The amounts in this column for Mr. Schorlemer for 2021 reflects a retention bonus negotiated at the time of his appointment. The Company does not currently intend to pay any further retention bonuses for the foreseeable future.

(3)
Amounts in this column for 2023 reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2023 under the 2020 LTIP, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K. The actual amount realized upon settlement of RSU and PSU awards will depend upon the market price of the Company’s stock on the settlement date and the Company’s performance (with respect to the PSUs).

(4)
Amounts in this column for 2023 represent the short-term cash incentive awards for performance during the 2023 fiscal year pursuant to the Annual Bonus Plan, determined based on achievement of the applicable performance metrics. See “Compensation Discussion and Analysis—Elements of Compensation and 2023 Decisions in Detail—Annual Cash Incentive Awards” above for additional informational regarding these awards.

(5)
Amounts in this column are comprised of the payments and benefits enumerated in the table below.

Name	Vehicle Allowance Program(a) ($)	Contribution to 401(k) Plan(b) ($)	Club Dues/ Membership Fees(c) ($)	Total ($)(d)
Samuel D. Sledge	14,400	22,500	4,514	41,414
Shelby Fietz	14,400	22,500	19,829	56,729
Adam Muñoz	14,400	22,500	15,459	52,359
David S. Schorlemer	14,400	30,000	28,109	72,509
John J. “Jody” Mitchell	14,400	22,500	14,514	51,414

(a)
The amounts in this column reflect the cost of the Company’s vehicle allowance program.

(b)
The amounts in this column reflect the Company’s contribution to each Named Executive Officer’s account in the Company’s 401(k) plan.

(c)
The amounts in this column reflect club dues or membership fees paid by the Company.

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(d)
In addition to the amounts included herein, Mr. Sledge’s spouse and Mr. Fietz’s spouse, respectively, accompanied Mr. Sledge and Mr. Fietz on certain business trips via Company chartered aircraft, but such travel resulted in no incremental cost to the Company.

(6)
Mr. Mitchell was appointed as the General Counsel of the Company effective January 1, 2023, and Mr. Fietz was appointed as the Chief Commercial Officer of the Company effective November 26, 2023. Because Messrs. Fietz and Mitchell became Named Executive Officers in fiscal year 2023, their compensation is not disclosed for fiscal years 2022 and 2021.

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GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel D. Sledge
Annual Bonus	―	420,000	840,000	1,680,000	―	―	―	―	―
Annual RSUs(5)	2/1/2023	―	―	―	―	―	―	174,358	1,699,991
PSUs	2/1/2023	―	―	―	87,179	174,358	348,716	―	2,510,755
Shelby Fietz
Annual Bonus	―	222,750	445,000	891,000	―	―	―	―	―
Annual RSUs(5)	2/1/2023	―	―	―	―	―	―	10,615	103,496
Retention RSUs(6)	2/1/2023	―	―	―	―	―	―	30,769	299,998
Promotion RSUs(7)	11/26/2023	―	―	―	―	―	―	313,152	2,893,524
PSUs	2/1/2023	―	―	―	5,307	10,615	21,230	―	152,856
Adam Muñoz
Annual Bonus	―	286,000	572,000	1,144,000	―	―	―	―	―
Annual RSUs(5)	2/1/2023	―	―	―	―	―	―	87,179	849,995
PSUs	2/1/2023	―	―	―	43,589	87,179	174,358	―	1,255,378
David S. Schorlemer
Annual Bonus	―	231,750	463,500	927,000	―	―	―	―	―
Annual RSUs(5)	2/1/023	―	―	―	―	―	―	61,538	599,996
PSUs	2/1/2023	―	―	―	30,769	61,538	123,076	―	886,147
John J. “Jody” Mitchell
Annual Bonus	―	145,125	290,250	580,500	―	―	―	―	―
Annual RSUs(5)	2/1/2023	―	―	―	―	―	―	34,564	336,999
PSUs	2/1/2023	―	―	―	17,282	34,564	69,128	―	497,722

(1)
Amounts in these columns represent the estimated payouts for annual cash incentive awards under the Annual Bonus Plan for 2023 assuming threshold, target, and maximum performance achievement. The actual amounts paid to our Named Executive Officers for 2023 can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. See Compensation Discussion and Analysis—Elements of Compensation and 2023 Decisions in Detail—“Annual Cash Incentive Awards” above for additional information regarding these awards.

(2)
These amounts represent the threshold, target, and maximum number of PSUs granted to the Named Executive Officers during 2023. The number of PSUs which ultimately vest is based on the performance of the Company’s TSR relative to the TSR of the companies in our Peer Group during the three-year performance period ending on December 31, 2025, subject to the Named Executive Officer’s continued employment through such date.

(3)
Amounts in this column reflect RSUs granted to the Named Executive Officers during 2023.

(4)
These amounts represent the aggregate grant date fair value of RSUs and PSUs granted in 2023 to the Named Executive Officers, computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of the PSUs is based on probable outcome with regard to the applicable performance metrics. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.

(5)
Amounts in these rows reflect annual RSUs granted to the Named Executive Officers during 2023. One-third of each such grant vests on each of the first three anniversaries of the applicable date of grant, subject to the Named Executive Officer’s continued employment through each such date.

(6)
This award of RSUs was granted to Mr. Fietz as an additional retention mechanism in 2023. One-third of such grant vests on May 31, 2024, and two-thirds of such grant vests on May 31, 2025, subject to Mr. Fietz’s continued employment through each such date.

(7)
This award of RSUs was granted to Mr. Fietz in connection with his promotion to Chief Commercial Officer of the Company on November 26, 2023. One-third of such grant vests on each of the first three anniversaries of the date of grant, subject to Mr. Fietz’s continued employment through each such date.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Executive Severance Plan
None of the Named Executive Officers is currently a party to an employment agreement or letter agreement with us. Instead, they participate in the Executive Severance Plan. For additional information regarding the terms and conditions of this plan please see “—Potential Payments Upon Termination or Change in Control—Executive Severance Plan.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table reflects information regarding outstanding and unvested stock options, RSUs, and PSUs held by our Named Executive Officers as of December 31, 2023.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(2) ($)
Samuel D. Sledge	21,750	―	14.00	3/16/2027	―	―	―	―
	―	―	―	―	268,126	2,246,896	―	―
	―	―	―	―	―	―	224,599	1,882,140
Shelby Fietz	6,090	―	14.00	3/16/2017	361,631	3,030,468	―	―
	―	―	―	―	―	―	14,232	119,264
Adam Muñoz	48,938	―	14.00	3/16/2027	―	―	―	―
	―	―	―	―	152,050	1,274,179	―	―
	―	―	―	―	―	―	121,342	1,016,846
David S. Schorlemer	―	―	―	―	107,339	899,501	―	―
	―	―	―	―	―	―	85,653	717,772
John J. “Jody” Mitchell	―	―	―	―	43,678	366,022	―	―
	―	―	―	―	―	―	39,869	334,102

(1)
The amounts in this column represent RSU awards held by each Named Executive Officer, which, except as noted below, vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs on 12/31/2023	Remaining Vesting Dates
Samuel D. Sledge	9,553	February 17, 2024
	17,227	August 31, 2024
	66,988	February 16, 2024, and February 16, 2025
	174,358	February 1, 2024, February 1, 2025, and February 1, 2026
Shelby Fietz	2,272	February 17, 2024
	4,823	February 16, 2024 and February 16, 2025
	10,615	February 1, 2024, February 1, 2025, and February 1, 2026
	30,769	One-third on May 31, 2024 and two-thirds on May 31, 2025
	313,152	November 26, 2024, November 26, 2025, and November 26, 2026
Adam Muñoz	15,012	February 17, 2024
	4,307	August 31, 2024
	45,552	February 16, 2024 and February 16, 2025
	87,179	February 1, 2024, February 1, 2025, and February 1, 2026
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Name	Number of Unvested RSUs on 12/31/2023	Remaining Vesting Dates
David S. Schorlemer	13,647	February 17, 2024
	32,154	February 16, 2024 and February 16, 2025
	61,538	February 1, 2024, February 1, 2025, and February 1, 2026
John J. “Jody” Mitchell	2,040	May 18, 2024
	7,074	February 16, 2024 and February 16, 2025
	34,564	February 1, 2024, February 1, 2025, and February 1, 2026

(2)
The amounts in this column were calculated by multiplying $8.38, the closing price of our common stock on December 29, 2023, by the number of awards reported.

(3)
Pursuant to the applicable rules, the amounts in this column and in the table below reflect the threshold number of PSUs held by each Named Executive Officer that were granted in 2022 and the target number of PSUs held by each Named Executive Officer that were granted in 2023 because performance as of December 31, 2023 was below threshold for the 2022 PSUs and above threshold but below target for the 2023 PSUs. Both the PSUs granted to the Named Executive Officers in 2022 and 2023 may vest, if at all, based on the performance of the Company’s stock relative to a peer group during the applicable three-year performance period as shown in the below table. The actual number of PSUs earned based on actual performance over the full performance period may range from 0% to 200% of the target amount.

Name	Number of Unvested PSUs on 12/31/2023	Applicable Performance Period End Date
Samuel D. Sledge	50,241	December 31, 2024
	174,358	December 31, 2025
Shelby Fietz	3,617	December 31, 2024
	10,615	December 31, 2025
Adam Muñoz	34,163	December 31, 2024
	87,179	December 31, 2025
David S. Schorlemer	24,115	December 31, 2024
	61,538	December 31, 2025
John J. “Jody” Mitchell	5,305	December 31, 2024
	34,564	December 31, 2025
2023 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Samuel D. Sledge	―	―	73,281	696,028
Shelby Fietz	―	―	6,334	61,334
Adam Muñoz	―	―	57,733	542,864
David S. Schorlemer	―	―	38,794	380,674
John J. “Jody” Mitchell	—	—	5,575	49,831

(1)
This column reflects the RSUs held by each Named Executive Officer that vested during 2023. Threshold performance was not met with respect to the PSUs granted to the Named Executive Officers in 2021 for which the performance period ended on December 31, 2023, and as such, no such awards were earned or are included in this table.

(2)
This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs and PSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date or, to the extent the vesting date was not a trading date, the closing price on the last trading date.

PENSION BENEFITS
We do not sponsor any qualified or non-qualified defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not have any non-qualified deferred compensation plans.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Executive Severance Plan
In 2020, the Board adopted the Executive Severance Plan, pursuant to which the Named Executive Officers are eligible to receive severance payments and benefits, as described in more detail below. None of the Named Executive Officers currently have an employment agreement with the Company. Pursuant to the terms of the Executive Severance Plan, the level of severance benefit for which a participant is eligible is determined based on their designated “Tier.” As of December 31, 2023, the Tier levels for each of the Named Executive Officers was as follows:
Name	Executive Severance Plan Tier Level
Samuel D. Sledge	Tier 1
Shelby Fietz	Tier 2
Adam Muñoz	Tier 2
David S. Schorlemer	Tier 2
John J. “Jody” Mitchell	Tier 2
Upon the Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” (each as defined in the Executive Severance Plan and described below), current participants in the Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 2.0 (for Tier 1 Executives), 1.5 (for Tier 2 Executives) or 1.0 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred,

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives, and

•
Reimbursement for a portion of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Upon a termination without Cause or a resignation for Good Reason within 12 months following a “Change in Control” (as defined in the Executive Severance Plan), participants in the Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 3.0 (for Tier 1 Executives), 2.0 (for Tier 2 Executives) or 1.5 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus as in effect immediately prior to the Change in Control,

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives,

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year, and

•
Full reimbursement of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the COBRA, for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Executive Severance Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “Disability” (as defined in the Executive Severance Plan), then the participant will be eligible to receive the following benefits:
•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives, and

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year.

In order to receive any of the foregoing severance benefits under the Executive Severance Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Executive Severance Plan requires continued compliance with certain confidentiality, non-competition, non-solicitation and non-disparagement covenants as set forth in the award agreements under the ProPetro Holding Corp. 2017 Incentive
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Award Plan (the “2017 LTIP”) and the 2020 LTIP. If the severance benefits under the Executive Severance Plan would trigger an excise tax for a participant under Section 4999 or Section 280G of the Code (“Section 280G”) the Executive Severance Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.
As used in the Executive Severance Plan, the following terms generally mean:
“Cause” generally means the Named Executive Officer’s:
(i)
material breach of the employment agreement or any other agreement with the Company or its affiliates, subject to a 30-day notice and 15-day cure period,

(ii)
material breach of the Company’s or its affiliates’ policies or code of conduct applicable to the Named Executive Officer,

(iii)
violation of any law applicable to the workplace or employment relationship,

(iv)
gross negligence, material misconduct reflecting negatively on the Company, breach of fiduciary duty, fraud, theft, or embezzlement,

(v)
conviction of or plea of nolo contendere to any felony (or state law equivalent) or any crime involving moral turpitude,

(vi)
material failure or refusal (other than due to Disability) to perform obligations or any lawful director from the Board or an officer of the Company, subject to a 30-day notice and 15-day cure period,

(vii)
unlawful use or possession of illegal drugs on the Company’s premises or while performing duties,

(viii)
failure to exercise the degree of care, skill, and diligence as employees of ordinary skill and knowledge commonly possess and exercise, subject to a 30-day notice and 15-day cure period, or

(ix)
failure to act with undivided loyalty to the Company and its affiliates.

“Change in Control” has the meaning given to it under the 2020 LTIP, which is the same meaning given to such term under the 2017 LTIP and described below under “—2017 LTIP.”
“Good Reason” generally means:
(i)
the material diminution in the Named Executive Officer’s base salary, unless in connection with a general reduction in base salaries that affects all similarly situated employees,

(ii)
material diminution in the Named Executive Officer’s authority, duties, or responsibilities unless in connection with an internal investigation by the Company (provided that his or her removal from the board of directors or as an officer of any of the Company’s affiliates shall not constitute Good Reason),

(iii)
the material breach by the Company of any of its obligations under the agreement, or

(iv)
the Named Executive Officer’s relocation by more than 50 miles from his or her current place of business, in each case, subject to a 30-day notice period, 15-day cure period and the Named Executive Officer’s resignation within 75 days of the end of the cure period.

“Disability” generally means the Named Executive Officer’s inability to perform the essential functions of his or her job due to physical or mental impairment for a period that exceeds 120 consecutive days or 180 total days in any 12-month period, as determined by the Board.
2017 LTIP
Only Messrs. Sledge, Fietz and Muñoz hold stock options under the 2017 LTIP. The stock options granted under the 2017 LTIP are fully vested. The vested and outstanding stock options awarded under the 2017 LTIP will remain outstanding and exercisable for 90 days following a Named Executive Officer’s termination of service without “Cause” or due to his resignation for “Good Reason” and will remain outstanding and exercisable for 12 months following a Named Executive Officer’s termination of service due to his death, “Disability” or “Retirement.”
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To receive the above described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one-year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non-disparagement obligations.
As used in the 2017 LTIP and the award agreements thereunder, “Cause” and “Disability” generally have the meanings set forth below. In addition, “Retirement” and “Change in Control” generally have the meanings set forth below.
“Cause” generally means the Named Executive Officer’s:
(i)
willful failure to substantially perform his or her duties,

(ii)
willful failure to carry out, or comply with, in any material respect any lawful directive of our board of directors,

(iii)
commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, a plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude,

(iv)
unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his or her duties and responsibilities,

(v)
commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of assets of the Company, or breach of fiduciary duty against the Company, or

(vi)
material breach of the employment agreement or any other agreement with the Company, subject to certain procedural requirements.

“Change of Control” generally means:
(i)
any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of 30% or more of the total combined voting power of the Company’s securities,

(ii)
the current members of the Board cease to constitute a majority of the Board for any reason,

(iii)
the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless:

(a)
the Company controls the successor entity,

(b)
no person owns 50% or more of the combined voting power of the successor entity, or

(c)
the current members of the Board represent the majority of the successor entity’s board, or

(iv)
the tenth day following the complete dissolution of the Company.

“Disability” generally means the Named Executive Officer’s inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.
“Retirement” generally means the termination of the Named Executive Officer’s employment following his attainment of both (i) age 60 and (ii) ten years of service with the Company or one of its affiliates.
2020 LTIP
All equity awards granted to the Named Executive Officers’ during or following 2021 are subject to the following terms.
Pursuant to the 2020 LTIP, in the event of a termination of employment of a Named Executive Officer due to his or her death or “Disability,” (i) all unvested RSUs that would have vested had the Named Executive Officer continued his or her service during the 12 months following the termination will vest on such termination or resignation date, and (ii) with respect to any unvested PSUs, if such termination of employment occurs within one year prior to the last day of the applicable performance period, the Named Executive Officer’s unvested PSUs will remain outstanding and eligible to vest at the end of the applicable performance period.
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Executive Compensation
In the event of a termination of a Named Executive Officer by the Company without “Cause” upon or within one year following a “Change in Control,” all unvested RSUs and PSUs will immediately vest based on performance as of the date of the Change in Control. In addition, in the event of a Named Executive Officer’s resignation for “Good Reason” upon or within one year following a Change in Control, all unvested RSUs and PSUs granted in 2023 (but, for the avoidance of doubt, not 2021 or 2022) will immediately vest based on performance as of the date of the Change in Control. In the event of a termination of employment of a Named Executive Officer for any other reason, all unvested RSUs and PSUs will be forfeited immediately upon the termination.
In the event of a Change in Control, the performance period for all unvested PSUs will be deemed to have ended as of the date of the Change in Control and the PSUs for which the performance goal was obtained as of the date of the Change in Control will remain outstanding and eligible to vest at the end of the applicable performance period, subject to the Named Executive Officer’s continued employment through such date.
To receive the above-described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one-year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non-disparagement obligations.
The 2020 LTIP further specifies that unless otherwise provided for in an award agreement, if any awards under the 2020 LTIP are not assumed or substituted by a successor entity in a Change in Control, then all outstanding awards will become fully vested as of the date of the Change in Control (for PSUs, based on the greater of   (i) target and (ii) actual performance as of the date of the “Change in Control”).
As used in the 2020 LTIP and the award agreements thereunder, “Cause,” “Change in Control,” “Disability” and “Good Reason” generally have the meanings set forth below.
“Cause” has the meaning given to it under the Executive Severance Plan, described above under “—Executive Severance Plan.”
“Change in Control” has the meaning given to “Change of Control” under the 2017 LTIP, described above under “—2017 LTIP.”
“Disability” has the meaning given to it under the Executive Severance Plan, described above under “—Executive Severance Plan.”
“Good Reason” has the meaning given to it under the Executive Severance Plan, described above under “—Executive Severance Plan.”
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Executive Compensation
Quantification of Benefits on Termination
The table below quantifies the payments and benefits that would have been paid to our Named Executive Officers pursuant to the terms of the Executive Severance Plan and the equity award agreements in the event of certain terminations of employment with us, had such terminations occurred on December 31, 2023.
Name	Payments and Benefits	Termination without Cause or Resignation for Good Reason(1) ($)	Termination as a Result of Death, Disability(2) ($)	Termination as a Result of Retirement(3) ($)	Termination without Cause within One Year Following a Change in Control(4) ($)	Resignation for Good Reason within One Year Following a Change in Control(4) ($)
Samuel D. Sledge	Cash Severance(5)	3,280,000	―	―	4,920,000	4,920,000
	Pro-Rata Bonus(6)	―	840,000	―	840,000	840,000
	COBRA Subsidy(7)	16,992	―	―	29,927	29,927
	RSU and PSU Acceleration(8)	―	992,133	―	3,318,335	2,532,559
	Total	3,296,992	1,832,133	―	9,108,262	8,322,486
Shelby Fietz	Cash Severance(5)	1,410,750	―	―	1,881,000	1,881,000
	Pro-Rata Bonus(6)	―	445,500	―	445,500	445,500
	COBRA Subsidy(7)	11,328	―	―	19,951	19,951
	RSU and PSU Acceleration(8)	―	1,029,575	―	3,095,698	3,036,241
	Total	1,422,078	1,475,075	―	5,442,149	5,382,692
Adam Muñoz	Cash Severance(5)	1,716,000	―	―	2,288,000	2,288,000
	Pro-Rata Bonus(6)	―	572,000	―	572,000	572,000
	COBRA Subsidy(7)	11,328	―	―	19,951	19,951
	RSU and PSU Acceleration(8)	―	596,271	―	1,809,899	1,266,280
	Total	1,727,328	1,168,271	―	4,689,850	4,146,231
David S. Schorlemer	Cash Severance(5)	1,467,750	―	―	1,957,000	1,957,000
	Pro-Rata Bonus(6)	―	463,500	―	463,500	463,500
	COBRA Subsidy(7)	11,328	―	―	19,951	19,951
	RSU and PSU Acceleration(8)	―	420,978	―	1,277,655	893,843
	Total	1,479,078	884,478	―	3,718,106	3,334,294
John J. “Jody” Mitchell	Cash Severance(5)	1,015,875	―	―	1,354,500	1,354,500
	Pro-Rata Bonus(6)	―	290,250	―	290,250	290,250
	COBRA Subsidy(7)	5,520	―	―	6,242	6,242
	RSU and PSU Acceleration(8)	―	143,281	―	578,420	502,044
	Total	1,021,395	433,531	―	2,229,412	2,153,036

(1)
Amounts in this column reflect payments made upon termination by the Company without “Cause” or by the Named Executive Officer for “Good Reason.” Such quoted terms are as defined in the Executive Severance Plan, as described above.

(2)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s death or “Disability.” “Disability” is as defined in the Executive Severance Plan for the pro-rata bonus payable upon such termination of employment and is as defined in the applicable award agreements for the equity award acceleration, each as described above.

(3)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s “Retirement” (as defined in the applicable award agreements and described above). As described above, neither the Executive Severance Plan nor the 2020 LTIP (or any of the award agreements thereunder) provide any severance payments or benefits upon a Named Executive Officer’s “Retirement.” As of December 31, 2023, there were no RSUs or PSUs outstanding under the 2017 LTIP, and the exercise price applicable to the stock options held by Messrs. Sledge, Fietz and Muñoz under the 2017 LTIP exceeded the closing price of our common stock on December 29, 2023. Therefore, no value is included in this column.

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Executive Compensation
(4)
Amounts in this column reflect payments made upon termination by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a “Change in Control” (as defined in the 2020 LTIP and described above). As described above under “—2020 LTIP,” RSUs and PSUs granted in 2021 and 2022 under the 2020 LTIP are accelerated in connection with a Named Executive Officer’s termination without Cause within 12 months following a Change in Control but are not accelerated in connection with a Named Executive Officer’s resignation for Good Reason, whether or not such resignation follows a Change in Control, and RSUs and PSUs granted in 2023 under the 2020 LTIP are accelerated in connection with a Named Executive Officer’s termination without Cause or resignation for Good Reason, in each case, within 12 months following a Change in Control.

(5)
Pursuant to the Executive Severance Plan, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, each Named Executive Officer will receive either 2.0 (for Mr. Sledge) or 1.5 (for Messrs. Schorlemer, Fietz, Muñoz and Mitchell) times the sum of his annual base salary and the target amount of his annual bonus for the year in which the termination occurs, payable in a lump sum following the termination of employment. If such termination of employment occurs within one year following a Change in Control, each Named Executive Officer will receive either 3.0 (for Mr. Sledge) or 2.0 (for Messrs. Schorlemer, Fietz, Muñoz and Mitchell) times the sum of his annual base salary and the target amount of his bonus for the year in which the Change in Control occurs.

(6)
Pursuant to the terms of the Executive Severance Plan, upon a termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within one year following a Change in Control, or upon a termination of employment due to the Named Executive Officer’s death or Disability, each Named Executive Officer will receive a pro-rata bonus, based upon the number of days each such Named Executive Officer was employed by the Company during the applicable calendar year and achievement of target performance. The target bonuses payable to the Named Executive Officers are included in the table because the Named Executive Officers would have been employed for the full year if their termination occurred on December 31, 2023.

(7)
Pursuant to the terms of the Executive Severance Plan, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, the Company will reimburse each of the Named Executive Officers for the difference between the cost of the COBRA premiums and the cost for similarly-situated employees to effect such coverage under the Company’s group health plans for up to 18 months for Mr. Sledge and up to 12 months for Messrs. Schorlemer, Muñoz, Fietz and Mitchell following such termination. Upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a Change in Control, the Company will reimburse each of the Named Executive Officers for the full amount of the COBRA premiums for up to 18 months for Mr. Sledge and up to 12 months for Messrs. Schorlemer, Muñoz, Fietz and Mitchell. The COBRA reimbursement amount is based on the premiums in effect on December 31, 2023 and each applicable Named Executive Officer’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the period for which the COBRA reimbursement would be available.

(8)
For the RSUs, these amounts are calculated by multiplying the number of RSUs that would have become vested upon the applicable event by $8.38 the closing price of our common stock on December 29, 2023. PSUs that vest as a result of a Named Executive Officer’s death or Disability will vest based on actual performance as of the end of the applicable performance period, and, as a result, the amounts included reflect estimated payouts of such PSUs. As of December 31, 2023, actual performance for the 2022 PSUs was below threshold such that 0% of such PSUs would become earned upon a Named Executive Officer’s death or Disability, so no value is included in this table for such award. For PSUs that vest upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within one year following a Change in Control, actual performance as of the date of the Change in Control is used and, as a result, the amounts included reflect estimated payouts of such PSUs. As of December 31, 2023, the actual performance was at 0% for the PSUs granted in 2022 and approximately 73.33% for the PSUs granted in 2023, such that 0% of the 2022 PSUs would become earned upon such a termination of employment, so no value is included in this table for such award.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the four years in the period ended December 31, 2023. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officers (“PEOs”) and the average “actual” compensation paid to our other Named Executive Officers (“NEOs”).
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Executive Compensation
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2023, 2022, 2021, and 2020:
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1) (2)	Compensation Actually Paid to First PEO(1) (2)	Compensation Actually Paid to Second PEO(1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (2)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	Adjusted EBITDA (in thousands)(3)
							TSR	Peer Group TSR(3)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	N/A	$5,787,960	N/A	$3,198,910	$2,885,029	$1,983,266	$74.49	$129.96	$86,000	$404,000
2022	N/A	$5,028,294	N/A	$3,096,235	$6,276,617	$1,773,093	$92.18	$153.12	$2,030	$316,590
2021	$6,862,469	$3,164,649	$5,192,291	$2,999,764	$2,463,661	$2,133,954	$72.00	$80.32	$(54,185)	$135,007
2020	$5,095,728	N/A	$7,962,437	N/A	$2,129,704	$370,329	$65.69	$64.05	$(107,020)	$141,463

(1)
The first and second PEOs reflected in columns (b) and (c) represent Phillip Gobe and Samuel Sledge, respectively. The non-PEO Named Executive Officers reflected in column (d) and (e) represent the following individuals by year:

2023 – David S. Schorlemer, Adam Muñoz, Shelby Fietz, and John J. “Jody” Mitchell
2022 – Phillip Gobe, David S. Schorlemer, Adam Muñoz, and Newton W. Wilson III
2021 – David S. Schorlemer, Adam Munoz, and Newton W. Wilson III
2020 – Dale Redman, Darin G. Holderness, David S. Schorlemer, Jeffrey Smith, David Sledge, Adam Munoz, and Newton W. Wilson III
(2)
The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for the PEO (Samuel Sledge) and Non-PEO NEOs in 2023. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

2023
PEO SUMMARY COMPENSATION TABLE TOTALS	$5,787,960
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(4,210,746)
Fair value at year end of equity awards granted during the year	3,216,905
Fair value of equity awards granted and vested during the year	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(622,690)
Change in fair value of equity awards granted in prior years that vested during the year	(63,896)
Equity awards granted in prior years that were forfeited during the year	(908,623)
Dividends or other earnings paid on equity awards during the year
Total Equity Award Related Adjustments	(2,589,050)
COMPENSATION ACTUALLY PAID TOTALS	$3,198,910
2023
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$2,885,029
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(1,969,028)
Fair value at year end of equity awards granted during the year	1,614,860
Fair value of equity awards granted and vested during the year	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(208,949)
Change in fair value of equity awards granted in prior years that vested during the year	(22,445)
Equity awards granted in prior years that were forfeited during the year	(316,201)
Dividends or other earnings paid on equity awards during the year	—
Total Equity Award Related Adjustments	(901,764)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,983,266

(3)
The Peer Group in this column consists of Liberty Energy Inc., RPC, Inc., Calfrac Wells Services Ltd., Patterson-UTI Energy, Inc. and Mammoth Energy Services, Inc. Nextier Oilfield Solutions Inc. was included in last year’s Peer Group, but was omitted from this year because it merged with Patterson-UTI Energy, Inc. in September 2023.

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Executive Compensation
(4)
The Company defines EBITDA as earnings before (i) interest expense, (ii) income taxes, and (iii) depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, plus (a) loss/(gain) on disposal of assets, (b) loss/(gain) on extinguishment of debt, (c) stock-based compensation, and (d) other unusual or non-recurring (income)/expenses, such as impairment charges, severance, costs related to our IPO and costs related asset acquisition or one-time professional fees. For a more detailed definition of the non-GAAP financial measure of Adjusted EBITDA and reconciliation of Adjusted EBITDA to our most directly comparable financial measures calculated in accordance with GAAP, please read “How We Evaluation Our Operations” in our Form 10-K filed for the year ended December 31, 2023.

(5)
The CAP for non-PEO NEOs for fiscal year 2020 is significantly lower than fiscal years 2021, 2022 and 2023 due to Dale Redman, the Company’s former Chief Executive Officer and an NEO for fiscal year 2020, forfeiting all outstanding and unvested equity awards in connection with his resignation on March 13, 2020. Pursuant to Item 402(v) of Regulation S-K, the fair value of such forfeited equity awards as of the end of the prior fiscal year is taken as a deduction in calculating CAP, which fair value was equal to $5,278,134.

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Executive Compensation
NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
CAP and Company TSR
The PEOs’ and other NEOs’ CAP generally align with the Company’s TSR over the three years presented in the table. This is primarily because a significant portion of the CAP to the PEOs and other NEOs is comprised of equity awards. The Company targets approximately 72% for the PEO and 68% for other NEOs of the value of total compensation to be comprised of equity-based awards, including RSUs and PSUs. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—What Guides Our Program” in this proxy statement.
Company TSR vs. Peer Group TSR
The Company’s cumulative TSR over the four year period was -25.51%, which underperformed the Peer Group TSR over the four period of 29.96%. Pursuant to Item 402(v) of Regulation S-K, the Company used the same peer group used for purposes of Item 201(e) of Regulation S-K, which is different than the peer group used for measuring performance of PSUs. The Company’s PSUs vest based on the performance of the Company’s TSR relative to the TSR of the companies in our performance peer group during three-year performance periods. For more information of the performance peer group used for PSUs please see “Compensation Discussion and Analysis—What Guides Our Program—Use of Peer Compensation Data” in this proxy statement.
CAP vs. Net Income
The Company’s net income has steadily increased while the PEOs’ and other NEOs’ CAP has varied significantly each year. This is due to the emphasis the Company places on equity-based awards, which are sensitive to changes in the price of the Company’s common stock. In addition, the Company does not use net income to determine compensation levels or equity-based award payouts.
CAP vs. Adjusted EBITDA (the Company-Selected Measure)
The Company’s Adjusted EBITDA has steadily increased while the PEOs’ and other NEOs’ CAP has varied significantly each year. This is due to the emphasis the Company places on equity-based awards, which are sensitive to changes in the price of the Company’s common stock. The Company uses Adjusted EBITDA as a performance metric for annual cash incentive awards granted under the Annual Bonus Plan. For fiscal year 2023, 40% of each NEO’s annual cash incentive was based on the achievement of Adjusted EBITDA.
Tabular Disclosure of Most Important Measures to Determine FY2023 CAP
The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2023. For more detail regarding these financial performance measures, please see “Compensation Discussion and Analysis—What Guides Our Program” in this proxy statement.
Most Important Financial Performance Measures
Adjusted EBITDA
Relative TSR
Free Cash Flow
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Executive Compensation
CEO Pay Ratio
As of December 31, 2023, the Company employed approximately 1,997 people, all in the United States. Using a consistently applied compensation measure, we determined as of December 31, 2023 the total annual cash compensation of each of our employees (excluding our Chief Executive Officer), and then identified the “median employee” within our employee population.
To identify the median compensated employee, we used total annual cash compensation, including base salary, actual bonus paid and overtime and allowances, as applicable. Salaries were annualized for those full- and part-time employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2023 using current base salary and target bonus amounts and any overtime or allowances paid during 2023. Once the median employee was identified, we determined his or her annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC rules, which resulted in annual total compensation for the median employee equal to $106,876 for 2023. This calculation is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the Named Executive Officers.
Our Chief Executive Officer’s 2023 total compensation was $5,787,960. Therefore, the ratio of our Chief Executive Officer’s compensation to the median employee’s compensation was approximately 54 to 1 for 2023.
Employee	2023 Annual Total Compensation ($)	Estimated Pay Ratio
Chief Executive Officer	5,787,960	54:1
Median employee, other than our CEO	106,876
SEC rules do not specify a single methodology for identification of the median employee, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
Equity Compensation Plan Information
The table below sets forth information regarding awards outstanding under the 2017 LTIP and the Amended 2020 LTIP, as of December 31, 2023:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) ($) (c)
Equity compensation plans approved by security holders	3,807,705	14.00	5,113,735
Equity compensation plans not approved by security holders	―	―	―
Total	3,807,705	14.00	5,113,735

(1)
Includes 179,804 option awards and 2,263,876 RSU awards and 1,364,025 PSU awards (assuming achievement of target payout of 100%) granted under the 2020 LTIP. The weighted average exercise price in column (b) does not take the RSU awards or PSU awards into account.

(2)
This column reflects the number of awards that remain available for future issuance pursuant to the 2020 LTIP as of December 31, 2023. No further awards may be granted under the 2017 LTIP.

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Audit Matters
Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected RSM US LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2024. We are asking the stockholders to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. RSM US LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
It is expected that one or more representatives of RSM US LLP will be available to participate in the 2024 annual meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representative(s) will be available to respond to appropriate questions from the stockholders. Representatives of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2022, will not be present at the annual meeting and will not have an opportunity to make a statement, if they desire to do so, or to respond to appropriate questions from the stockholders.

Change in Independent Registered Public Accounting Firm
On February 24, 2023, the Audit Committee dismissed Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP served as our independent registered public accounting firm since 2013.
During our two most recent fiscal years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period from January 1, 2023 through February 24, 2023, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
The audit reports of Deloitte & Touche LLP on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
On February 24, 2023, the Audit Committee approved the engagement and appointment of RSM US LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2023.
During our two most recent fiscal years ended December 31, 2022 and December 31, 2021, and for the subsequent interim period through February 24, 2023, neither the Company nor anyone on its behalf consulted RSM US LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which either a written report or oral advice was provided to the Company that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
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Audit Matters
VOTE REQUIRED
The approval of the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote. As a result, abstentions will have the same effect as votes “AGAINST” this proposal. We do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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Audit Matters
Auditor Fees for Fiscal Years 2023 and 2022
The following table sets forth the fees incurred by us in fiscal years 2023 and 2022 for services performed by RSM US LLP and Deloitte & Touche LLP:
Deloitte & Touche LLP
	Year Ended December 31,
	2023 ($)	2022 ($)
Audit fees(1)	265,746	1,871,069
All other fees(2)	135,782	96,337
Total fees	401,528	1,967,406
RSM US LLP
	Year Ended December 31,
	2023 ($)	2022 ($)
Audit fees(1)	1,476,626	n/a
All other fees(2)	n/a	n/a
Total fees	1,476,626	n/a

(1)
Audit fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our system of internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports, consents and comfort letters provided in connection with the filing of registration statements, other related services that are normally provided in connection with statutory and regulatory filings, and related out-of-pocket expenses.

(2)
All other fees consisted principally of fees for tax compliance and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s audit fees, audit-related fees, tax fees and fees for other services. The Chairman of the Audit Committee has the authority to grant pre-approvals that are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2023, the Audit Committee approved 100% of the services described above under the captions “Audit Fees” and “All Other Fees”.
Report of the Audit Committee
The Audit Committee assists our Board in overseeing:
(i)
the integrity of our consolidated financial statements,

(ii)
our compliance with legal and regulatory requirements,

(iii)
the independent auditor’s qualifications and independence,

(iv)
the performance of our independent auditor, and

(v)
the design and implementation of the Company’s internal audit function and the performance of the internal audit function after it has been established.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditor and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent auditor reports directly to the Audit Committee.
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Audit Matters
Management is responsible for the:
•
preparation, presentation and integrity of our consolidated financial statements,

•
accounting and financial reporting principles,

•
internal control over financial reporting, and

•
procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor is responsible for performing an independent audit of the consolidated financial statements.
The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence, and performance of our independent auditor. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
The Audit Committee met with RSM US LLP, our independent auditor for the fiscal year ended December 31, 2023, and discussed the overall scope and plans for their audit and matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board.
RSM US LLP also provided to the Audit Committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed RSM US LLP’s independence with RSM US LLP. When considering the independence of RSM US LLP, the Audit Committee considered the non-audit services provided to the Company by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.
The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2023 with management and RSM US LLP. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and RSM US LLP, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the SEC.
The Audit Committee of the Board of Directors
ANTHONY J. BEST	G. LARRY LAWRENCE	Mary P. Ricciardello
Chair
64 | ir.propetroservices.com

STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
PRINCIPAL STOCKHOLDERS
The following table presents certain information as of February 26, 2024, based on 109,523,281 shares of common stock outstanding as of such date, as to:
•
each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•
each director and director nominee,

•
each Named Executive Officer, and

•
all current directors and executive officers as a group.

Unless otherwise indicated, the address for each beneficial owners in this table is c/o ProPetro Holding Corp., 303 W. Wall Street, Suite 102, Midland, Texas 79701.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Pioneer Natural Resources Company(1) 5205 N. O’Connor Blvd., Suite 200 Irving, Texas 75039-3746	16,600,000	15.2%
BlackRock, Inc.(2) 50 Hudson Yards New York, New York 10001	19,062,570	17.4%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	11,491,781	10.5%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX 78746	7,293,490	6.7%
Name of Beneficial Owner	Number of Shares Beneficially Owned(5)	Percentage Beneficially Owned
Directors
Phillip A. Gobe	189,745	*
Samuel D. Sledge	184,236	*
Spencer D. Armour III	99,152	*
Mark S. Berg	12,274	*
Anthony J. Best	93,000	*
Michele Vion	46,784	*
G. Larry Lawrence	55,029	*
Jack B. Moore	99,152	*
Mary P. Ricciardello	24,745	*
Named Executive Officers
David S. Schorlemer	108,492	*
Adam Muñoz	100,707	*
John J. Mitchell	16,352	*
Shelby Fietz	23,848	*
Celina A. Davila	11,249	*
All Directors and Executive Officers as a Group (13 Persons)	1,066,804	*

*
Less than 1%.

PROPETRO 2024 Proxy Statement | 65

Stock Ownership Information
(1)
Based on a Schedule 13D filed on January 7, 2019. Represents shares of our common stock beneficially owned by Pioneer. The shares of our common stock are directly owned by Pioneer Natural Resources Pumping Services LLC, a wholly owned subsidiary of Pioneer Natural Resources USA, Inc., which is a wholly owned subsidiary of Pioneer.

(2)
Based on a Schedule 13G/A filed on January 22, 2024. Represents shares of our common stock held by BlackRock, Inc. and certain of its affiliates, referred to collectively as BlackRock. BlackRock has sole voting power over 17,945,551 shares and sole dispositive power over 19,062,570 shares.

(3)
Based on a Schedule 13G/A filed on February 13, 2024. Represents (i) 0 shares over which The Vanguard Group has sole voting power (ii) 157,045 shares over which The Vanguard Group has shared voting power, (iii) 11,259,091 over which The Vanguard Group has sole dispositive power, and (iv) 232,690 over which The Vanguard Group has shared dispositive power.

(4)
Based on Schedule 13G filed on February 9, 2024. Represents shares of our common stock beneficially owned by Dimensional Fund Advisors LP’s commingled funds, group trusts and separate accounts (such investment companies, trusts and certain accounts, collectively referred to as the “Funds”). Represents (i) 7,175,590 shares over which the Funds have sole voting power (ii) 0 shares over which the Funds have shared voting power, (iii) 7,293,490 shares over which the Funds have sole dispositive power and (iv) 0 shares over which the Funds have shared dispositive power.

(5)
Includes the following number of shares of common stock that are issuable upon the vesting of RSUs that are eligible to vest within 60 days: Mr. Gobe (21,116 shares), Mr. Armour (21,116 shares), Mr. Best (21,116 shares), Ms. Vion (21,116 shares), Mr. Lawrence (21,116 shares), Mr. Moore (21,116 shares), Ms. Ricciardello (21,116 shares) and Mr. Mitchell (2,039 shares).

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ADDITIONAL INFORMATION
Information about the Annual Meeting and Voting
Our Board of Directors is soliciting proxies for the 2024 annual meeting of stockholders, and at any continuations, adjournments or postponements of the meeting, to be held:
When	Where	Record Date	Date of Distribution
April 23, 2024 10:00 a.m. Central Time	2518 FM 307 Midland, Texas 79706	February 26, 2024	This proxy statement and our 2023 Annual Report on Form 10-K will be mailed on or about March 21, 2024
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23, 2024

This notice and the accompanying proxy statement, proxy card and our 2023 Annual Report on Form 10-K are first being mailed to stockholders on or around March 21, 2024. The proxy statement and our 2023 Annual Report on Form 10-K are also available at
http://www.viewproxy.com/propetro/2024

Who can attend and vote at the meeting?
The Board set February 26, 2024 as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock at the close of business on the record date, February 26, 2024, or if you are a holder of a valid proxy for the meeting.

How do I attend the meeting?
To attend the annual meeting in person, you must call our Director of Corporate Development and Investor Relations at (432) 848-0871 no later than 5:00 p.m. Central Time on April 22, 2024 to have your name placed on the attendance list. To be admitted into the meeting, your name must appear on the attendance list, and you must present government-issued photo identification (such as a driver’s license or passport). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our common stock on the record date, such as a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our common stock at the close of business on the record date. In addition, if your bank or broker holds your shares in street name, you must obtain legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.
PROPETRO 2024 Proxy Statement | 67

Additional Information

What proposals will be voted on at the meeting and how does the Board recommend that I vote?
Three proposals are scheduled to be voted upon at the meeting. At the meeting we will ask stockholders to:
Proposals	Board Recommendation	Page Reference
1 Elect the nine directors named in this proxy statement as members of the Board to serve until our 2024 annual meeting of stockholders	FOR each nominee	6
2 Approve, on an advisory basis, our named executive officers’ compensation (Say-on-Pay)	FOR	27
3 Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	61

How do I cast my vote?
Even if you plan to attend the annual meeting in person, we recommend that stockholders vote by proxy to ensure your vote is represented in the event you later decide not to attend, as well as to speed the tabulation of votes. Have your proxy card or voting instruction form in hand and follow the instructions.
	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.AALVote.com/ PUMP, 24/7	Call 1 (866) 804-9616 (toll-free), 24/7	Scan the QR code	Sign, date and mail the proxy card, which you received by mail, using the postage-paid envelope provided	Attend the annual meeting and cast your ballot
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
DEADLINE	11:59 p.m. Eastern Time on April 22, 2024, if you are a registered holder	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
In the event that you submit a proxy but do not indicate any voting instructions, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any continuation, postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.
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Additional Information
If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the voting instruction card in the addressed, postage paid envelope provided by your broker, bank or other nominee.
In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on non-routine matters. The only “routine” matter to be voted upon at the meeting is the ratification of the appointment of independent auditors.
Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors or the non-binding advisory vote on our executive officer compensation. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote during the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present such legal proxy to the inspector of election with your ballot at the meeting if attending in person. You may only vote during the meeting by emailing a copy of your legal proxy to investors@propetroservices.com in advance of the meeting.

Can I revoke or change my proxy?
Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our General Counsel and Corporate Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting in person and voting during the meeting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person during the meeting if you obtain a legal proxy as described above.

Can I ask questions before or during the annual meeting?
Stockholders who wish to submit a question in advance may do so at investors@propetroservices.com. Stockholders also may submit questions live during the annual meeting. The Company is committed to transparency. All questions received before or during the annual meeting, and the Company’s responses, will be posted to our Investor Relations website at https://ir.propetroservices.com/ promptly after the annual meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Who pays the costs of solicitation?
We will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of us, without additional compensation, personally or by telephone. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Who will count the vote?
The inspector of election will count the vote. Alliance Advisors will act as the inspector of election.
PROPETRO 2024 Proxy Statement | 69

Additional Information

What is a “quorum”?
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present in person and vote during the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail.
Votes withheld, abstentions and, for “routine matters” broker non-votes (discussed below) are counted as present and entitled to vote for purposes of determining a quorum.

What happens if there is not a quorum at the meeting?
Pursuant to our bylaws, the meeting may be adjourned by a majority of the shares represented at the meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the advisory approval of our Named Executive Officers’ compensation and the ratification of the appointment of our independent registered public accounting firm represent a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have the effect of a vote “AGAINST” in the case of the advisory approval of our Named Executive Officers’ compensation and ratification of the appointment of our independent registered public accounting firm.

What are broker non-votes and how will they be treated?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory approval of our Named Executive Officers’ compensation. Broker non-votes will have no effect on the election of directors or the advisory approval of our Named Executive Officers’ compensation.
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Additional Information

What vote is required to approve each item?
The following table sets forth the voting requirement with respect to each of the proposals:
Proposal	Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes
1 Election of Directors	The plurality of the votes cast. This means that the nine nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	No effect	No effect
2 Say-on-Pay	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	No effect
3 Ratification of the Appointment of Our Independent Auditor	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.	The effect of a vote “AGAINST”	A broker is entitled to vote shares held for a beneficial owner on “routine” matters, without instructions from the beneficial owner of those shares

What does it mean if I get more than one set of proxy materials?
Your shares are probably registered in more than one account. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How many votes can I cast?
On all matters you are entitled to one vote per share of common stock that you held as of the record date.

Where can I find the voting results of the meeting?
The preliminary voting results will be announced at our annual meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of our annual meeting.
PROPETRO 2024 Proxy Statement | 71

Additional Information
Information about Stockholder Proposals
If you want to present a proposal of business or nominate persons for election to the Board at the 2025 annual meeting of stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on January 23, 2025 and no earlier than the opening of business on December 23, 2025, and follow the procedures outlined in our Bylaws. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address. If the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after April 23, 2025, the one year anniversary of the 2024 annual meeting of stockholders, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of:
(i)
the close of business on the 90th day before the actual date of such meeting, and

(ii)
the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public.

SEC rules permit management to vote proxies in its discretion in certain cases if a stockholder does not comply with this deadline and, in certain other cases notwithstanding a stockholder’s compliance with this deadline.
If you wish to submit a proposal to be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, you must submit the proposal so that it is received by November 11, 2024. If the date of the 2025 annual meeting of stockholders is more than 30 days from April 23, 2025, the one-year anniversary date of the 2024 annual meeting of stockholders, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.
In each case, your notice should be sent in writing to:
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on February 26, 2024 without charge by contacting:
INVESTOR RELATIONS (432) 844-0871
ProPetro Holding Corp. Attention: General Counsel and Corporate Secretary P.O. Box 873 Midland, Texas 79702
A reasonable fee will be charged for copies of exhibits. You may also access our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the SEC at www.propetroservices.com.
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Additional Information
Other Matters
The persons designated to vote shares covered by our Board’s proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.
By Order of the Board of Directors,
John J. Mitchell
General Counsel and Corporate Secretary
Midland, Texas
March 21, 2024
PROPETRO 2024 Proxy Statement | 73

PROPETRO HOLDING CORP.PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 23, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder hereby appoints each of Samuel D. Sledge and John J. Mitchell as attorney and proxy for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of common stock of PROPETRO HOLDING CORP., which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held in person on Tuesday, April 23, 2024 at 10:00 A.M. Central Time 2518 FM 307 Midland, Texas 79706 and at any postponements, continuations or adjournments thereof  (the “Annual Meeting”).In their discretion, the proxies are authorized to vote upon (i) the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) any matter that the Board of Directors of the Company did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) any other matter that may properly come before the Annual Meeting or any postponements, continuations or adjournments thereof.This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees set forth in PROPOSAL 1 and “FOR” PROPOSALS 2, and 3.PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.(IMPORTANT — This Proxy must be signed and dated on the reverse side.)PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 23, 2024.The Proxy Statement and our 2023 Annual Report to Stockholders are available at: http://www.viewproxy.com/propetro/2024

The Board of Directors recommends a vote FOR all nominees in Proposal 1.Vote on ProposalsVote FOR allVote1. Election of DirectorsnomineesWITHHELD(except asfrom all01Samuel D. Sledge06Michele Vionmarked)nominees02Phillip A. Gobe07Mary Ricciardello03Spencer D. Armour III08G. Larry Lawrence04Mark S. Berg09Jack B. Moore05Anthony J. BestTo withhold authority to vote for any individual nominee(s), mark “Vote FOR all nominees (except as marked)” and write the number(s) of the nominee(s) on the line below. Please mark your votes like this The Board of Directors recommends a vote FOR Proposals 2 and 3.2.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. FORAGAINSTABSTAIN3.To ratify the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024. FORAGAINSTABSTAINDate: Signature_Signature (if held jointly)NOTE: Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meeting PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROPETRO HOLDING CORP.As a stockholder of ProPetro Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on April 22, 2024. SCAN TO VIEW MATERIALS & VOTE CONTROL NUMBER PROXY VOTING INSTRUCTIONSPlease have your 11 digit control number ready when voting by Internet or Telephone INTERNETVote Your Proxy on the Internet: www.AALVote.com/PUMPHave your proxy card available when you access the above -website. Follow the prompts to vote your shares. TELEPHONEMAILVote Your Proxy by Phone:Vote Your Proxy by Mail:Call 1 (866) 804-9616Use any touch-tone telephone toMark, sign, and date your proxyvote your proxy. Have your proxycard, then detach it, and returncard available when you call.it in the postage-paid envelopeFollow the voting instructions toprovided.vote your shares. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.